                                                                   Exhibit 10.42









                                    CONTRACT

                                     FOR THE

                              CONSTRUCTION AND SALE

                                      OF A

                              JACK-UP DRILLING UNIT

                                 (HULL NO. 2001)

                                      DATED

                                 1 FEBRUARY 2001

                                      INDEX

ARTICLE        SUBJECT                                                     PAGE
-------        -------                                                     ----
I              DESCRIPTION AND CLASSIFICATION                                1

II             CONTRACT PRICE AND TERMS OF PAYMENT                           3

III            DELAYS IN PERFORMANCE                                         8

IV             APPROVAL OF PLANS AND DRAWINGS AND
               INSPECTION DURING CONSTRUCTION                               10

V              MODIFICATIONS                                                12

VI             TESTS AND TRIALS                                             15

VII            DELIVERY DATE AND DELIVERY                                   18

VIII           FORCE MAJEURE DELAYS                                         23

IX             OWNER FURNISHED EQUIPMENT DELAYS                             24

X              WARRANTY OF QUALITY                                          25

XI             CANCELLATION BY BUYER                                        28

XII            SUSPENSION BY BUYER                                          30

XIII           BUYER'S DEFAULT                                              32

XIV            BUILDER'S DEFAULT                                            34

XV             LIABILITIES AND INDEMNITIES                                  37

XVI            INSURANCE                                                    38

XVII           DISPUTE AND ARBITRATION                                      41

XVIII          RIGHTS OF ASSIGNMENT AND VESSEL RECIPIENT
               DESIGNATION                                                  43

XIX            TAXES AND DUTIES                                             44

XX             PATENTS, TRADEMARKS, COPYRIGHTS, ETC.                        44

XXI            ADDRESSES                                                    45

XXII           NOTICES AND LANGUAGE                                         45

                                      INDEX

ARTICLE        SUBJECT                                                     PAGE
-------        -------                                                     ----
XXIII          EFFECTIVE DATE OF CONTRACT                                   46

XXIV           INTERPRETATION                                               46

XXV            CONFLICT AND AUDIT                                           47

XXVI           PUBLICITY RELEASES                                           49

EXHIBIT "A"    SCHEDULE OF LABOR AND MATERIAL RATES

EXHIBIT "B"    PROTOCOL OF DELIVERY AND ACCEPTANCE

EXHIBIT "C-1"  IRREVOCABLE STAND-BY LETTER OF CREDIT

EXHIBIT "C-2"  ON DEMAND PERFORMANCE BOND

EXHIBIT "D"    CONTRACT SPECIFICATIONS

EXHIBIT "E"    CONTRACT DRAWINGS LIST

                    CONTRACT FOR THE CONSTRUCTION AND SALE OF
                             A JACK-UP DRILLING UNIT
                                 (HULL NO. 2001)


THIS CONTRACT, made effective this 1st day of February, 2001 by and between PPL Shipyard Pte. Ltd., a company organized and existing under the laws of Singapore, having its principal place of business located at 21 Pandan Road, Singapore 609273 (hereinafter called the "BUILDER") and Santa Fe International Corporation, a corporation organized and existing under the laws of the Cayman Islands, with an office at 5420 LBJ Freeway, Suite 1100, Dallas, Texas 75240, U.S.A. (hereinafter called the "BUYER" or "OWNER").

                                   WITNESSETH:

         WHEREAS, the BUILDER agrees to furnish all necessary labor and materials to design, construct, equip, complete and test, at its shipyard located at 21 Pandan Road, Singapore 609273 (hereinafter called the "Shipyard") and sell and deliver afloat at the Shipyard to the BUYER one (1) Freide and Goldman JU2000 jack-up drilling unit more fully described in Article I hereof (hereinafter called the "VESSEL"); and

         WHEREAS, the BUYER agrees to purchase and accept delivery of the VESSEL at the Shipyard from the BUILDER and to pay for the same, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, undertaking to perform each party's responsibilities and to exercise each party's rights with good faith in interpreting this Contract and the Specifications, the parties hereby agree, in consideration of the mutual promises and covenants hereinafter contained, as follows:

                                      ARTICLE I - DESCRIPTION AND CLASSIFICATION

1.       Description:

         The VESSEL shall have the BUILDER's Hull No. 2001 and shall be designed, constructed, equipped and completed in accordance with the provisions of (i) this Contract, and (ii) the Contract Specifications attached to this Contract as Exhibit "D" and the Contract Drawings attached to this Contract as listed in Exhibit "E" (herein collectively called the "Specifications") signed by each of the parties hereto for identification on even date herewith and incorporated by reference and made an integral part hereof.


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

2.       Dimensions and Characteristics:

         The VESSEL is a Freide and Goldman JU2000 jack-up drilling unit which will bear BUILDER's Hull No. 2001 of approximate dimensions 231 feet long, 250 feet wide and 31 feet deep at the side. The details of the above particulars as well as the definitions and method of measurements and calculations are as indicated in the Specifications.

3.       Classification, Rules and Regulations:

         The VESSEL (including its machinery, equipment and outfitting) shall be constructed in accordance with good shipbuilding practices and with the American Bureau of Shipping's, (herein called the "Classification Society") Rules for Building and Classing Mobile Offshore Drilling Units (the edition and amendments thereto being in force as of the date of this Contract), the IMO MODU Code 1989, and other such specific requirements as are set out in this Contract and the Specifications, and the BUYER's satisfaction. Decisions of the Classification Society as to compliance or non-compliance with the Classification shall be final and binding upon both parties hereto.

         The VESSEL shall also meet all requirements of the rules, regulations and requirements of the International Loadline Convention and other regulatory bodies as described in the Specifications in effect as of the date of this Contract. All fees and charges incidental to the classification and with respect to meeting the requirements of the above-referenced rules, regulations and requirements, as well as design fees and/or royalties shall be for the account of BUILDER.

4.       Registration:

         The VESSEL shall be registered by the BUYER at its own cost and expense under the laws of the Republic of Vanuatu with its home port at Port Vila, or such other place as the BUYER shall designate at the time of its delivery and acceptance hereunder. In addition, the BUYER reserves the right, at its sole discretion, to register the VESSEL under construction at its own cost and expense under the Laws of the Republic of Vanuatu or such other place as the BUYER may deem appropriate, at any time following payment of the first installment of the Contract Price.

5.       Subcontracting:

         The BUILDER may, with BUYER's written approval, which shall not be unreasonably withheld, at its sole discretion and responsibility subcontract any portion of the construction work of the VESSEL which is to be performed within the Republic of Singapore. Subject to BUYER's written approval, the BUILDER may, at its sole discretion and responsibility, subcontract any portion of the construction work of the VESSEL which is to be performed outside the Republic of Singapore. In any event, BUILDER shall retain full responsibility and liability


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

as if it did the work itself for any subcontracted work, including warranties, guarantees and schedule.

6.       Permits and Observance of Applicable Laws:

         BUILDER warrants that it is duly authorized with all applicable licenses (including but not limited to those required in respect of the Freide and Goldman JU2000 design) to construct, equip, complete, sell and perform the entirety of the work covered hereby and to deliver the VESSEL as provided for herein and that it will obtain in a timely manner all necessary permits, licenses, and authorizations required for performing such work and making such delivery. BUILDER further warrants that it and all of its subcontractors will observe all applicable laws, orders, decrees, ordinances, rules and regulations of the country of construction and of its subdivisions and all duly constituted government agencies having jurisdiction.

7.       Design Responsibilities

         It is expressly agreed and understood that the BUILDER shall be exclusively responsible for all aspects of the design and engineering required in respect of the construction, equipment and completion of the VESSEL in accordance with the provisions of this Contract and the Specifications. The BUILDER shall accordingly be responsible for any additional costs and expenses of construction, equipment and completion of the VESSEL beyond those originally envisaged at the time of signature hereof which result from any deficiency or shortcoming in the Freide and Goldman JU2000 design or any design or engineering undertaken to develop the same for the purposes of performance of this Contract.

         However, the environmental ratings contained in Section 1.5 of the Specifications may be amended by official letter from ABS following their detailed review of the design. Such amendments, if any, will be deemed to be retroactively incorporated into Section 1.5 of the Specifications. The BUILDER shall be responsible for not exceeding the weights and heights of the vertical centers of gravity contained in Section 1.5.8 of the Specifications.

8. Notwithstanding any other provision of this Contract, specifically including but not limited to the Effective Date as defined in Article XXIII, BUILDER shall not commence construction of the VESSEL under this Contract prior to 1 March 2001 (the "Construction Commencement Date").

                                ARTICLE II - CONTRACT PRICE AND TERMS OF PAYMENT

1.       Contract Price:

         The contract price of the VESSEL is Seventy-Two Million Three Hundred Sixty-Nine Thousand Five Hundred United States Dollars (U.S. $72,369,500), receivable by the BUILDER (herein called the "Contract Price"), subject to upward or downward adjustment, if any, as set forth in this Contract. Provided, however, that the Contract Price shall be reduced by One Million Four Hundred Fifty-Two Thousand United States Dollars (U.S.$1,452,000) if the BUYER elects to reduce the VESSEL's leg length by fifty-six (56) feet should BUYER give notice of such election to BUILDER no later than ninety-one (91) calendar days after the Construction Commencement Date. Should BUYER give BUILDER later notice at any time up until the last fifty-six (56) feet of the leg sections begin to be installed on the VESSEL, then the Contract Price shall be reduced by Seven Hundred Two Thousand United States Dollars (U.S.$702,000) and BUYER shall have ownership of the leg chord material with BUILDER having ownership of the leg bracing material.


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
2.       Currency:

         Any and all payments required to be made by either party under this Contract shall be made in United States Dollars. Payments required to be made by BUYER to BUILDER shall be made as follows:

                                    Citibank N.A., New York
                                    For Account Citibank N.A., Singapore
                                    Favoring:  PPL Shipyard Pte. Ltd.
                                    USD Account Number: 0-812872-028

3.       Terms of Payment:

         The Contract Price shall be paid by the BUYER to the BUILDER in installments as follows:

(a)      1st Installment:

         The sum of Seven Million Two Hundred Thirty-Six Thousand Nine Hundred Fifty United States Dollars (U.S.$7,236,950), equivalent to ten percent (10%) of the Contract Price shall be paid upon the second banking day next following the Construction Commencement Date or BUILDER's delivery of both the irrevocable standby letter of credit and the on demand performance bond to the BUYER as required under Article XI, Paragraph 2, whichever occurs later.

(b)      2nd Installment:

         The sum of Fourteen Million Four Hundred Seventy-Three Thousand Nine Hundred United States Dollars (U.S.$14,473,900), equivalent to twenty percent (20%) of the Contract Price shall be paid upon the second banking day next following the later of (i) the date on which the BUILDER has executed and delivered to the BUYER the Assignment as contemplated by Clause 8 of that certain Overall Agreement dated on or about 1 February 2001 between the BUILDER and the BUYER together with the approval and notification to Jurong Town Corporation in the prescribed form (including the registration of the particulars of the Assignment with the Registry of Companies and Businesses); or (ii) laying the keel of the VESSEL, which shall be deemed to require completion of the following tasks:

         o Erection of completed inner bottom blocks 1C1 and 1C2 and associated piping, 100% complete including successful NDT, and:

               o    Complete procurement of all main hull structure steel.


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
               o Completion of fabrication / assembly of bulkheads for blocks 1C1 and 1C2, 100% complete including successful NDT.

               o Completion of fabrication / assembly of inner bottom block panels 1C3, 100% complete including successful NDT.

               o Completion fabrication / assembly of bulkheads for block 1C3, 100% complete including successful NDT.

(c)      3rd Installment

         The sum of Fourteen Million Four Hundred Seventy-Three Thousand Nine Hundred United States Dollars (U.S.$14,473,900), equivalent to twenty percent (20%) of the Contract Price shall be paid upon the second banking day next following completion of the three leg well modules, which shall be deemed to require completion of the following tasks:

         o Completion of fabrication / assembly of the three leg well blocks 5, 6 and 7, 100% complete including successful NDT, including:

               o Completion of fabrication / assembly of the three spud cans, 100% complete including successful NDT.

               o Completion of fabrication / assembly of inner bottom blocks 1FS, 1AS, 1FP and 1AP, 100% complete including successful NDT.

               o Completion fabrication / assembly of bulkheads for blocks 1FS, 1AS, 1FP and 1AP, 100% complete including successful NDT.

               o Completion of erection of center block 1C1/1C2, 1C3, 100% complete including successful NDT.

               o Completion of fabrication / assembly of inner bottom blocks 8, 9, 11 and 12, 100% complete including successful NDT.

               o Completion fabrication / assembly of bulkheads for blocks 8, 9, 11 and 12, 100% complete including successful NDT.

               o 100% completion of detailed engineering drawings for architectural outfitting and 60% of completion of mechanical drawings.

(d)      4th Installment

         The sum of Ten Million Eight Hundred Fifty-Five Thousand Four Hundred Twenty-Five United States Dollars (U.S.$10,855,425), equivalent to fifteen percent (15%) of the Contract Price shall be paid upon the second banking day next following installation of the first section of all three (3) legs on the VESSEL, which shall be deemed to require completion of the following tasks:

               o Completion of erection and weld out of all three 1st leg rounds to the completed spud cans, 100% complete including successful NDT sign off of the connection Work, and:

               o Completion fabrication / assembly /machine / erection jack foundations and bracing all three leg wells, 100% complete including successful NDT.

               o Completion fabrication / assembly / erection accommodation blocks, 100% complete including successful NDT.

               o Completion fabrication / assembly helicopter deck and support structure, 100% complete including successful NDT.

               o Completion fabrication / paint / installation steel outfitting below main deck, 100% complete including successful NDT.

               o    Complete blast and paint quarters.

               o Completion erection of all remaining inner bottoms and bulkheads, 100% complete including successful NDT.

               o 100% completion of detailed engineering drawings for structural, 70% completion for steel outfitting, piping and electrical.

               o    Complete installation electrical cable ways hull, quarters.

(e)      5th Installment

         The sum of Ten Million Eight Hundred Fifty-Five Thousand Four Hundred Twenty-Five United States Dollars (U.S.$10,855,425), equivalent to fifteen percent (15%) of the Contract Price shall be paid upon the second banking day next following launching of the VESSEL which shall be deemed to require completion of undocking and jackup the VESSEL along side of wharf, including:

               o Complete consolidation of vesseL hull, proven integrity of hull compartments.

               o    Complete installation quarters equipment.

               o Completion fabrication / assembly cantilever structure, 100% complete including successful NDT.

               o Completion fabrication / assembly / erection drill floor / substructure, drawworks shelter / windwall and lower derrick.

               o    Complete fabrication / assembly 2nd and 3rd round of legs.

               o Complete fabrication / paint / installation of steel outfitting and piping helideck, quarters.

               o Complete installation machinery deck, intermediate deck and jacking equipment.

               o    Complete fabrication / installation of HVAC ducting in hull.

               o Complete fabrication / paint / installation piping systems above / below main deck, quarters.

               o Complete hydro test / flushing hull and quarters piping systems.

               o Complete fabrication / installation HVAC ducting in accommodation blocks.

(f)      6th Installment

         The sum of Seven Million Two Hundred Thirty-Six Thousand Nine Hundred Fifty United States Dollars (U.S.$7,236,950), equivalent to ten percent (10%) of the Contract Price shall be paid upon the second banking day next following installation of the legs on the VESSEL which shall be deemed to require completion of the following tasks:

         o Complete fabrication / assembly and erection of 2nd, 3rd, 4th, 5th and 6th leg rounds for all 3 legs, 100% complete including successful NDT sign off of the connection Work, including:

               o    Complete erection derrick.

               o Complete erection helideck, cantilever, drill floor on main hull.

               o Complete installation helideck, drill floor and cantilever equipment.

               o    Complete hydro test deep tanks.

               o    Complete installation maindeck equipment.

               o    Complete blast and paint cantilever, drill floor.

               o Complete hull installation hull and accommodation architectural outfitting. o Complete mechanical completion, test and commissioning Marine systems.

               o Complete fabrication / paint / installation piping systems cantilever and drill floor piping systems.

               o Complete installation electrical cable ways helideck, cantilever and drill floor.

               o Complete blast and paint drill floor, helideck and cantilever.

               o Complete fabrication / paint / installation steel outfitting at maindeck and drill floor.

               o Complete fabrication / installation / hydro test piping systems in spud cans, legs.

               o Complete hydro test flushing helideck, cantilever and drill floor piping systems.

(g)      7th Installment

         The sum of Seven Million Two Hundred Thirty-Six Thousand Nine Hundred Fifty United States Dollars (U.S.$7,236,950), equivalent to ten percent (10%) of the Contract Price, plus any increase or minus any decrease due to adjustments of the Contract Price hereunder, shall be paid upon the second banking day next following completion of the following tasks:

         o    Complete install / terminate entire vessel electrical cables.

         o Complete test and commissioning drilling systems, jacking trials and incline experiment.

         o    Completion of compartment closeout and all the VESSEL works.

         o    Completion of all commissioning, tests and trials.

         o    Completion of all discrepancy punch lists.


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

         o    Completion of all certification and documentation.

         o    Complete VESSEL preparations necessary for load out.

         o    Complete loading of all VESSEL materials and warehouse.

         o    Completion and delivery of all Delivery Documentation.

         and execution by the parties of the PROTOCOL OF DELIVERY AND ACCEPTANCE pursuant to Article VII(2) hereof.

         For avoidance of doubt and for purposes of satisfying the intent of each of the above-described payment milestone events, they shall not be deemed to have been fulfilled until such time as all prerequisite tasks and activities associated with such milestone as described on the BUILDER's Construction Schedule have been fully completed.

         As used herein, the term "banking day" shall mean any day in which commercial banks are open for business in Texas or New York and Singapore.

         At least two (2) banking days in advance of the due date of each installment payment, BUILDER shall give both the BUYER and the BUYER's Representative written notice by facsimile or registered mail. Each installment notice shall state: (i) the stage of work achieved as defined by the BUILDER's Construction Schedule as defined in Article IV, Paragraph 1(c); (ii) that the work completed complies with the Plans, Specifications and this Contract; (iii) that there are no liens or claims upon the VESSEL. Each installment notice shall be executed by an officer of the BUILDER. If BUILDER has any outstanding liens on the VESSEL, BUYER shall not be obligated to make such payments until the liens are resolved.

                                             ARTICLE III - DELAYS IN PERFORMANCE

1.       Delivery:

(a) If any delay in construction of the VESSEL, excepting only Permissible Delays, should continue for a period of one hundred eighty (180) calendar days during construction (as determined by reference to the BUILDER's Construction Schedule defined in Article IV, Paragraph 1
         (c)), then in such event, the BUYER may at its option cancel this Contract at any time thereafter in accordance with the provisions of
         Article XI hereof. The BUILDER may, at any time after the expiration of the aforementioned one hundred eighty (180) calendar days of delay during construction, if the BUYER has not served notice of cancellation as provided in Article XI hereof, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within thirty
         (30) calendar days after such demand is delivered to the BUYER, notify the BUILDER of its intention either to cancel this Contract or to consent to the acceptance of the VESSEL at an agreed future date; it being understood by the parties


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
         hereto that, if the VESSEL is not delivered by such future date or if construction is again delayed for one hundred eighty (180) calendar days or more (as determined by reference to the BUILDER's Construction Schedule defined at Article IV, Paragraph 1(c)), the BUYER shall have the same right of cancellation upon the same terms and conditions as hereinabove provided.

(b) If the VESSEL is not delivered by the thirty-first (31st) calendar day after the Delivery Date (as such term is defined in Article VII, Paragraph 1(a)) for any reason, excepting only force majeure delays (as defined in Article VIII) and Permissible Delays as defined in Paragraph 2, below, then in such event, the BUYER may at its option cancel this Contract at any time thereafter in accordance with the provisions of
         Article XI hereof.

(c) If delivery of the VESSEL is delayed more than sixty-two (62) calendar days after the Delivery Date as defined in Article VII below, then, in such event, beginning at twelve o'clock midnight of the sixty-second
         (62nd) calendar day after the Delivery Date, the amount otherwise due as the final installment shall be reduced by deducting therefrom the sum of Thirty Thousand United States Dollars (U.S.$30,000) per calendar day, provided that the amount of such reduction shall not exceed One Million Eight Hundred Thousand United States Dollars (U.S.$1,800,000). In the event the amount of reduction as aforesaid exceeds the sum due as the final installment, the excess portion shall be paid to BUYER by BUILDER on the actual delivery date of the VESSEL by BUILDER to BUYER (it being understood by both parties that any such reduction of payment by BUYER is by way of liquidated damages and not by way of penalty).

2.       Definition of Permissible Delay:

         Only such delays as are specifically defined in Article V, Paragraphs 1, 2 and 3, Article VI, Paragraph 2, Article IX, Article XII, Paragraph 2, and
Article XIII, Paragraph 1 of this Contract shall be "Permissible Delays". Notwithstanding any provision to the contrary in this Contract, if any Permissible Delay would not have come about but for the prolongation of the work of construction due to any previous unauthorized delays (or accumulation thereof), then the latter delay shall not be deemed to be a Permissible Delay.

3.       Effect of Cancellation:

         It is expressly understood and agreed by the parties hereto that in any case, if the BUYER cancels this Contract under this Article, the BUYER shall not be entitled to any liquidated damages.


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


                                     ARTICLE IV - APPROVAL OF PLANS AND DRAWINGS
                                              AND INSPECTION DURING CONSTRUCTION

1.       Approval of Plans, Drawings and BUILDER's Construction Schedule:

(a) The BUILDER shall submit to either the BUYER or its Representative (as defined in Article IV, Paragraph 2) four (4) copies each of the plans and drawings for BUYER's approval. The BUILDER shall simultaneously submit to the Classification Society and other applicable agencies the plans and drawings which require their approval. The BUYER or its Representative shall, within ten (10) working days after receipt thereof, return to the BUILDER one (1) copy of such plans and drawings with the BUYER's approval or comments, if any, written thereon. If comments are received the BUILDER shall modify the plans and drawings in accordance with the BUYER's comments and resubmit same to the BUYER. Final approval or additional comments for such revised plans or drawings must be given within ten (10) working days after receipt by the BUYER or its Representative of the BUILDER's revised plans and drawings. A list of the plans and drawings to be submitted to the BUYER or its Representative by BUILDER, as aforesaid, and a schedule for submission of plans and drawings to BUYER for approval shall be mutually agreed upon between the parties hereto within thirty (30) calendar days of the Construction Commencement Date.

(b) When and if the BUYER's Representative shall have arrived at the Shipyard in accordance with Paragraph 2 of this Article, the BUILDER may submit the remainder, if any, of the plans and drawings in the agreed list in accordance with the agreed schedule, to the Representative for his approval upon mutual written agreement between the parties hereto. The Representative shall, within ten (10) working days after receipt thereof, return to the BUILDER one (1) copy of such plans and drawings with his approval or comments, if any, written thereon. Approval by the Representative of the plans and drawings duly submitted to him shall be deemed to be approved by the BUYER for all purposes of this Contract.

(c) The BUILDER shall, within thirty (30) calendar days after the Construction Commencement Date, furnish the BUYER or the Representative a detailed key event construction schedule showing planned construction progress of the VESSEL. After approval of the construction schedule by the BUYER or the Representative within ten (10) working days after receipt thereof, the construction schedule (herein called either the "BUILDER's Construction Schedule" or the "Production Construction Schedule") shall be the basis of interpretation of actual construction progress of the VESSEL.

(d) BUYER's approval as aforesaid shall not serve to eliminate or reduce the obligations of the BUILDER elsewhere contained in this Contract.


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

2.       Appointment of BUYER's Representative:

         The BUYER may send to and maintain at the Shipyard, at the BUYER's own cost and expense, a representative (herein called the "Representative") who shall be duly authorized in writing by the BUYER to act on behalf of the BUYER in connection with modifications of the Specifications, adjustments of the Contract Price and the Delivery Date, approval of certain plans and drawings, confirmation of the BUILDER's Construction Schedule, and attendance at the tests and inspections relating to the VESSEL, for which he is specifically authorized by the BUYER. The Representative and his assistant(s) shall at all times be deemed to be employees of the BUYER and not of the BUILDER.

3.       Inspection by Representative:

         The necessary inspection of the VESSEL shall be carried out by the BUYER's Representative, the Classification Society, other regulatory bodies and the inspection team of the BUILDER throughout the entire period of construction, in order to ensure that construction of the VESSEL is duly performed in accordance with this Contract and the Specifications. During construction of the VESSEL the Representative shall have the right to inspect all work in process, wherever in the BUILDER's facilities, or any of BUILDER's subcontractors' facilities, and to attend all tests and inspections of the VESSEL. The BUILDER's inspection organization shall not report directly to BUILDER's engineering or production organizations, and shall have a direct line of responsibility to BUILDER's executive management.

         The BUILDER shall give notice to the Representative at least one working day (24 hours) in advance of the date and place of such tests and inspections to be attended by him. Failure of the Representative to be present at such tests and inspections, without justifiable reason, after due notice to him as above provided shall be deemed to be a waiver of his right to be present. In such case, the BUYER shall be obligated to accept the results of such tests or inspections on the basis of the BUILDER's certificate, subject to any required approval of the Classification Society. Notwithstanding any provision to the contrary in this Contract, the presence or absence of BUYER's Representative from any such tests or inspections shall not serve to eliminate or reduce the obligations of the BUILDER elsewhere contained in this Contract.

         In the event that the Representative discovers any construction or material or workmanship which is not deemed to conform to the requirements of this Contract and/or the Specifications, the Representative shall promptly give the BUILDER notice in accordance with Article XXII as to such nonconformity. Upon receipt of such notice from the Representative, the BUILDER shall promptly correct such nonconformity. In all working hours during the construction of the VESSEL until delivery thereof, the Representative and his assistants shall be given free and ready access to the VESSEL, its equipment and accessories, and to any other place where work is being done or materials are being processed or stored in connection with the construction of the VESSEL, including the yards, workshops, stores and offices of the BUILDER, and the premises of subcontractors of the BUILDER who are doing work or storing materials in connection with the VESSEL's construction.

         If the BUILDER's Quality Assurance and Quality Control is found to miss a number of major discrepancies during the construction, the BUYER may as it may deem appropriate supplement the Quality Control coverage by contracting for an independent service. BUILDER shall be obligated to pay for all costs for the third party services and shall make necessary corrections or repairs to the construction for discrepancies discovered by the independent third party as if the discrepancies were found by BUILDER's own Quality Assurance and Quality Control organization.

4.       Facilities:

         The BUILDER shall furnish, at BUILDER's expense and free of charge to BUYER, the Representative and his assistant(s) with adequate office space and such other reasonable facilities according to the Specifications in the Shipyard as may be necessary to enable them to effectively carry out their duties.

5.       Responsibility of BUYER:

         The BUYER's Representative shall carry out his duties hereunder in accordance with good shipbuilding practice and in such a way as to avoid any unnecessary increase in building cost or delay in the BUILDER's Construction Schedule.

         The BUYER has the right to request that BUILDER replace any employee or subcontractor who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL's construction. The BUILDER shall promptly effect such replacement.

6.       Key Personnel:

         All Key Personnel of BUILDER who are assigned to the design, procurement and construction of the VESSEL shall have experience on BUILDER'S prior new build drilling units, or they shall have prior construction experience on similar drilling units. In addition BUILDER agrees not to replace previously accepted Key Personnel without the prior written consent of BUYER, which will not be unreasonably withheld. Key Personnel shall be defined as engineering and supervisory personnel of the level of foreman and above.

                                                       ARTICLE V - MODIFICATIONS

1.       Modification of Specifications:

         Within thirty-four (34) calendar days of the Construction Commencement Date, the Specifications may be modified and/or changed by BUYER as respects machinery arrangements and/or systems installations without altering the Contract Price or the Delivery Date if such modifications or changes do not necessitate structural changes.

         The Specifications may also be otherwise modified and/or changed at any time by written agreement of the parties hereto, provided, that the BUYER and the BUILDER shall first agree to alterations in the Contract Price and the Delivery Date, if any, occasioned by or resulting from such modifications and/or changes. Any such alterations in the Delivery Date as may be mutually agreed in writing shall be understood to be Permissible Delays as contemplated by Article III, Paragraph 2. In the event the parties are unable to agree upon such alteration, if any, to the Contract Price or the Delivery Date, BUILDER shall proceed with such modification or change and any area of disagreement that cannot subsequently be resolved between BUILDER and BUYER shall be resolved in accordance with Paragraph 4 of this Article. Within fifteen (15) calendar days of BUYER's notification to BUILDER to proceed with modifications or changes to the Specifications, BUILDER shall notify BUYER in writing of any such modifications or changes that will have an impact on the Contract Price and/or the Delivery Date or which otherwise would require issuance of a Change Order to this Contract, including complete details of the nature of such impact. Failure of BUILDER to so notify BUYER shall be deemed a waiver of BUILDER's right to subsequently claim for any change in the Contract Price or the Delivery Date or issuance of any Change Order associated with such modifications or changes.

         Such agreement shall be effected by exchange of letters signed by the authorized representatives of the parties hereto, which shall constitute amendments to this Contract and/or Specifications.

         The BUILDER may make minor changes to the Specifications, if found necessary for introduction of improved production methods or otherwise, provided that the BUILDER shall first obtain the BUYER's written approval thereof.

2.       Change in Class, etc.:

         In the event that, after the Construction Commencement Date of the first JU2000 jack-up drilling unit to be constructed by BUILDER for BUYER, any requirements as to Class, or as to rules and regulations to which the construction of the VESSEL is required to conform are altered or changed by the Classification Society or other regulatory bodies authorized to make such alterations or changes, then either of the parties hereto, upon receipt of such information from the Classification Society or such other regulatory bodies, shall promptly transmit the same to the other in writing, and the BUILDER shall thereupon incorporate such alterations or changes into the construction of the VESSEL. Any alterations in the Delivery Date as may be mutually agreed in writing as a result of such changes shall be understood to be Permissible Delays as contemplated by Article III, Paragraph 2. However, in the event the parties are unable to agree upon any adjustment to the Contract Price or the Delivery Date, BUILDER shall proceed with such alterations and/or changes, as aforesaid, and any area of disagreement that cannot subsequently be resolved between BUYER and BUILDER shall be resolved in accordance with Paragraph 4 of this Article.

3.       Changes and/or Modifications on a Time and Material Basis:

         In the event the parties agree in writing that any changes, modifications or alterations are to result in an adjustment of the Contract Price on a time and materials basis, the labor and material rates applicable thereto shall be as specified in Exhibit "A" and any change in schedule as may be agreed in writing shall be understood to constitute Permissible Delays as contemplated in Article III, Paragraph 2.

         Documentation of Reimbursable Costs:

         The following documentation for reimbursable costs is required to be submitted with all invoices:

         1. All labor charges must be supported by original time sheets submitted with BUILDER's invoice.

         2. The time sheet shall include at a minimum the following information: date Work was performed; name of employee; hours worked; pay classification of worker; and work order number or other reference to the specific work performed on BUYER's behalf.

         3. Original time sheet shall be signed by a field representative of BUYER. Time sheets without field approval shall be subject to non-reimbursement by BUYER, at BUYER's discretion.

         4. Materials purchased from third parties shall be supported by the original third party invoice.

         5. Invoice shall have a copy of the check on which the payment was made, or a reference to the check number or other identifying reference if paid by another method, such as wire transfer.

         6. Amounts reimbursed shall be net of any discounts or rebates received by BUILDER.

         7. Invoices for items purchased from companies affiliated with BUILDER shall be so identified.

         8. Unit prices shall be supported by quantity reports signed by BUYER's representative indicating the units (quantity) or Work performed/provided to which the unit prices apply.

4.       Disputes Concerning Changes or Modifications:

         In the event BUYER desires to implement any modifications, changes or alterations as contemplated under Paragraphs 1, 2 or 3 of this Article and the parties are unable to agree upon the adjustment in the Contract Price and/or Delivery Date, if any, BUYER may elect to instruct BUILDER in writing to proceed with such modifications, changes or alterations and the BUILDER shall promptly comply with such instruction. In connection with change orders as to which the parties are unable to agree, BUYER shall have the right to audit at its expense, either by representative confirmation or original documents, such as time and material records, or by independent public accountant (or both) all of BUILDER's records in connection with charges and process of construction. The determination of the adjustment in the Contract Price and/or Delivery Date associated with any such alterations and changes which are performed shall, as respects the areas of disagreement between the parties, be submitted for final arbitration in accordance with Article XVII hereof. Without prejudice to Paragraph 1, above, in the event BUILDER and BUYER have not reached agreement by the Delivery Date upon the adjustment in the Contract Price then any disputed amount(s) shall be deposited by BUYER in a mutually agreed joint interest bearing account for BUYER and BUILDER until resolution of such disputed amount(s). Interest on the principal amount shall be distributed between the parties in proportion to the amount of principal received upon resolution of the dispute(s).

5.       Substitution of Materials:

         In the event that any of the materials required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time to maintain the Delivery Date of the VESSEL, the BUILDER may, provided that the BUYER so agrees in writing, supply other materials capable of meeting the requirements of the Classification Society and of the rules, regulations and requirements with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph 1 of this Article, and may, likewise, include alterations in the Contract Price and other terms and conditions of this Contract occasioned by or resulting from such substitution.

                                                   ARTICLE VI - TESTS AND TRIALS

1.       Notices:

         The BUILDER shall provide the BUYER at least thirty (30) days prior notice in accordance with Article XXII of the time and place of each of the jacking trials, equipment trials, and other specified commissioning which is to be performed at BUILDER's Shipyard (collectively herein referred to as the "Tests and Trials") of the VESSEL, and the BUYER shall promptly acknowledge receipt of such notice(s). The BUYER shall have its Representative on board the

VESSEL to witness such Tests and Trials. Failure by the Representative of the BUYER to attend any portion of the Tests and Trials of the VESSEL after due notice to the BUYER as provided above shall be deemed to be a waiver by the BUYER of its right to have its Representative on board the VESSEL at such portion of the Tests and Trials, and the BUILDER may conduct such portion of the Tests and Trials without the Representative of the BUYER being present, and in such case the BUYER shall be obligated to accept the VESSEL on the basis of certificates of the BUILDER and the Classification Society Surveyor that the VESSEL, upon completion of such portion of the Tests and Trials, is found to conform to this Contract and the Specifications with respect to such portion of the Tests and Trials.

2.       Weather Conditions:

         The Tests and Trials shall be carried out under weather conditions deemed favorable enough in the judgment of the Classification Society Surveyor. In the event of unfavorable weather on the date(s) specified for the Tests and Trials, the same shall take place on the first available day thereafter that weather conditions permit. It is agreed that if during the Tests and Trials of the VESSEL, the weather should suddenly become so unfavorable that orderly conduct of the Tests and Trials can no longer be continued in the opinion of the Classification Society Surveyor, the Tests and Trials shall be discontinued and postponed until the first favorable weather condition day next following, unless the BUYER agrees in writing to accept the VESSEL on the basis of the Tests and Trials already made before such discontinuance occurred.

         Any delay of the Tests and Trials caused by such unfavorable weather conditions shall operate to postpone the Delivery Date by the period of delay involved and such delay shall be understood to constitute Permissible Delays as contemplated in Article III, Paragraph 2.

3.       How Conducted:

         All expenses in connection with the Tests and Trials, including, but not limited to fuel oil, lubricating oils and greases (the quality and quantity of which shall be in accordance with applicable engine specifications) shall be for the account of the BUILDER, and the BUILDER shall provide at its own expense the necessary crew to comply with conditions of safe navigation. The Tests and Trials shall be conducted in the manner prescribed in the Specifications, and shall prove fulfillment of the performance requirements for the Tests and Trials as set forth in the Specifications. The course of Tests and Trials shall be determined by the BUILDER.

4.       Method of Acceptance or Rejection:

(a) Upon completion of the Tests and Trials, the BUILDER shall give the BUYER notice in accordance with Article XXII of completion of the Tests and Trials, as and if the BUILDER considers that the results of the Tests and Trials indicate conformity of the VESSEL to this Contract and the Specifications in all respects. The BUYER shall, within three (3) business days after receipt of such notice from the BUILDER, notify the BUILDER in accordance with Article XXII of its acceptance or rejection of the VESSEL.

(b) However, should the results of the Tests and Trials indicate that the VESSEL, or any part or equipment thereof, does not fully conform to the requirements of this Contract and/or the Specifications, then the BUILDER shall promptly take the necessary steps to correct such nonconformity. Upon completion of correction of such nonconformity, the BUYER may request a second round of Tests and Trials to test the nonconformity correction, and in such event the BUILDER shall give the BUYER not less than three (3) business days prior notice in accordance with Article XXII of the second round of Tests and Trials of the VESSEL. Upon successful completion of the second round of Tests and Trials, the BUYER shall within three (3) business days after receipt of such notice from the BUILDER, notify the BUILDER in accordance with
         Article XXII of its acceptance or rejection of the VESSEL. Any additional cost for fuel, oils and greases required for the second, or subsequent, round of Tests and Trials shall be for BUILDER's account.

(c) In the event that the BUYER rejects the VESSEL, the BUYER shall indicate in its notice of rejection in what respect the VESSEL, or any part or equipment thereof, does not conform to this Contract and/or the Specifications.

(d) The BUILDER may dispute the rejection of the VESSEL by the BUYER under this Paragraph, in which case the matter shall be submitted for final decision by arbitration in accordance with Article XVII hereof.

5.       Effect of Acceptance:

         Acceptance of the VESSEL as provided above shall be final and binding and shall preclude the BUYER from refusing tender of delivery of the VESSEL as hereinafter provided, if the BUILDER complies with all procedural requirements for delivery as provided in Article VII hereof.

6.       Disposition of Surplus Consumable Stores:

         Should any consumable stores furnished by the BUILDER for the Tests and Trials remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the BUILDER at the original documented purchase price thereof, and payment by the BUYER shall be effected within thirty (30) days of receipt from BUILDER of an invoice and supporting documentation therefore.

7.       Installation and Commissioning of OWNER Furnished Equipment:

         The BUILDER is required to deliver to the BUYER a complete fully functioning drilling unit that meets all of the provisions of this Contract and the Specifications. All equipment shall be installed in the VESSEL and fully commissioned and tested by the BUILDER according to the requirements of this Contract, the Specifications and the manufacturers of all of the OFE and the BUILDER Furnished Equipment ("BFE"). The OFE and BFE shall be installed by the BUILDER no later than the times called for in the Construction Schedule. The Construction Schedule shall be agreed between the BUILDER and the BUYER as called for in the Contract and shall be structured such that there is sufficient time after installation of all equipment for hook up, commissioning and testing. The BUILDER shall be responsible for arranging and conducting all hook up, commissioning and testing activities. Notwithstanding the provisions of this Paragraph, it is recognized that the BUYER has specific responsibility for the following:

o To arrange for and pay for the attendance during hook up, commissioning and testing activities of the appropriate manufacturers representatives.

o To work with the BUILDER during the development of the commissioning and testing plan and schedule.

o To provide on site resources during hook up, testing and commissioning activities to assist the BUILDER particularly with equipment with which he is not familiar.

         It is also specifically recognized that non-performance of OFE after it has been properly installed and tested according to the manufacturers recommendations and the agreed Construction Schedule shall not be grounds for the assertion by the BUYER of default by the BUILDER.

                                        ARTICLE VII - DELIVERY DATE AND DELIVERY

1.       Time and Place:

(a)      Delivery Date and Place:

         The VESSEL shall be delivered by the BUILDER to the BUYER jacked down and safely afloat secured alongside the wharf at BUILDER's Shipyard or another mutually agreed location ready for ocean tow or loadout for dry tow as approved by the BUYER's underwriters' surveyors following completion of the procedures addressing Tests and Trials in Article VI on or before 1 February 2003 provided, however, that in the event of Permissible Delays as contemplated by Article III, Paragraph 2, or delays due to force majeure (as defined in Article VIII), the aforementioned date for delivery of the VESSEL shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the "Delivery Date". Notwithstanding the foregoing, BUYER shall not be obligated to accept delivery of the VESSEL more than fifteen
         (15) calendar days prior to the Delivery Date unless otherwise mutually agreed in writing.

         At the BUYER's option, the VESSEL shall be delivered in a jacked-up position at the BUILDER's Shipyard ready for ocean tow or loadout for dry tow as approved by the BUYER's underwriters' surveyors.

(b)      Actual Delivery Date:

         The actual delivery date shall mean the date on which the BUILDER shall have actually delivered the VESSEL to the BUYER. However, the date on which the BUILDER shall have duly tendered the VESSEL for delivery in case of the BUYER's default as provided in Paragraph 1 (c) of Article XIII, shall be substituted for the actual delivery date, if applicable.

 2.      When and How Effected:

         Provided that the BUYER shall have fulfilled all of its obligations stipulated under this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent execution by each of the parties hereto of the PROTOCOL OF DELIVERY AND ACCEPTANCE in the form attached hereto as Exhibit "B", acknowledging delivery of the VESSEL by the BUILDER and acceptance thereof by the BUYER. Notwithstanding any provision in this Contract, it is agreed and understood that the VESSEL shall be delivered to BUYER when completed and accepted by BUYER regardless of the existence of any pending disagreement, dispute or arbitration proceeding, provided that BUYER shall have paid to BUILDER all undisputed installments due prior to or upon delivery and BUYER shall deposit any disputed portion of the Contract Price into a joint account as contemplated in Article V, Paragraph 4, prior to or upon delivery.

3.       Documents to be Delivered to BUYER:

         Upon delivery and acceptance of the VESSEL, the BUILDER shall deliver to the BUYER all necessary documents, including but not limited to those listed below, which shall accompany the PROTOCOL OF DELIVERY AND ACCEPTANCE:

(a) PROTOCOL OF TESTS AND TRIALS of the VESSEL made pursuant to the Specifications.

(b) PROTOCOL OF INVENTORY of the equipment of the VESSEL, including spare parts and the like, all as specified in the Specifications.

(c) PROTOCOL OF STORES OF CONSUMABLE NATURE referred to under Paragraph 6 of Article VI hereof, including the original purchase price thereof.

(d) ALL CERTIFICATES, including the BUILDER's CERTIFICATE, required to be furnished upon delivery of the VESSEL pursuant to this Contract and the Specifications. It is agreed that if, through no fault on the part of the BUILDER, the classification certificate and/or other certificates are not available at the time of delivery of the VESSEL, provisional certificates shall be accepted by the BUYER, provided that the BUILDER shall furnish the BUYER with the formal certificates as promptly as possible after such formal certificates have been issued.

(e) DOCUMENTS OF ASSIGNMENT, accompanied by original documents of all guarantees and warranties from contractors, subcontractors, vendors, suppliers, manufacturers and dealers for all equipment, material and appurtenances supplied and installed by the BUILDER.

(f) DECLARATION OF WARRANTY of the BUILDER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, rights in rem, claims, mortgages, or other encumbrances upon the BUYER's title thereto, and in particular, that the VESSEL is absolutely free of all liabilities and burdens of any nature, including those which may be related to imposts, taxes or charges imposed by governmental authorities of the country of construction, as well as of all liabilities of the BUILDER to its contractors, subcontractors, employees and crew, and of all liabilities arising from the operation of the VESSEL in Sea Trials, or otherwise, prior to delivery.

(g) DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specifications, including all plans, specifications, working drawings, technical descriptions, calculations, test results and other data, and all other such information and documents concerning the design, engineering and construction of the VESSEL.

(h)      COMMERCIAL INVOICE AND BILL OF SALE.

4.       Tender of VESSEL:

         If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without any justifiable reason, the BUILDER shall have the right to tender the VESSEL for delivery after compliance with all procedural requirements as provided above.

5.       Title, Retention of Title and Risk:

(a)      Following payment of the first installment of the Contract Price:

         (i) the VESSEL and all parts thereof as it is from time to time constructed; including

         (ii) all appurtenances and components and any other materials and articles, including but not limited to machinery, equipment, gear, engines and outfit (hereinafter collectively referred to as "Appurtenances and Components") whether wholly or partially finished or unfinished from time to time appropriated or used or intended to be appropriated or used in the construction of the VESSEL or ready to be so appropriated whether within the premises of the BUILDER or any subcontractor or elsewhere and whether or not marked and set aside pursuant to Sub-paragraph (b), below shall forthwith become and remain the absolute property of the BUYER and shall not be removed from the Shipyard without the written consent of the Buyer or its Representative which consent shall not unreasonably be withheld. Provided, however, that except as specifically set forth in Article XI, Paragraph 3, Owner Furnished Equipment shall at all times be and remain the absolute property of the BUYER.

(b) The intention of the BUILDER to transfer the property in the VESSEL including any Appurtenances and Components to the BUYER in accordance with this Sub-paragraph shall be evidenced by the BUILDER taking or causing the supplier of the goods or materials to take any of the following actions:

         (i) Upon such Appurtenances and Components being substantially ready for delivery to the Shipyard, suitably marking with the VESSEL's yard number or otherwise plainly identifying or permitting the BUYER or its Representative to suitably so mark or plainly identify such Appurtenances and Components so as to show that (A) their destination is the Shipyard, and (B) that they are the property of the BUYER and
                  (C) (where they are not stored at the Shipyard or premises of the BUILDER) to whose order they are held; or

         (ii) setting aside and storing such Appurtenances and Components so marked or identified to the satisfaction of the BUYER; or

         (iii) sending the BUYER or its representative a schedule listing and giving the value of every item of the Appurtenances and Components so set aside and stored; or

         (iv) inviting the Buyer to inspect the Appurtenances and Components.

(c) The BUILDER hereby represents and warrants that there shall not be any retention of title clauses in force and applying to any Appurtenances and Components provided by the BUILDER and shall use its best efforts to ensure the same for any Appurtenances and Components provided by any subcontractor or any other person for incorporation into the VESSEL. The BUILDER shall promptly (but in any event within two (2) calendar days) notify the BUYER's Representative in writing in the event that more than Two Hundred Fifty Thousand United States Dollars (U.S.$250,000) of Appurtenances and Components under this Contract are subject to retention of title clauses at any point in time prior to the Delivery Date.

(d) Neither the BUILDER nor any subcontractor nor any other person shall have a lien on any part of the VESSEL, including its Appurtenances and Components, which have vested in the BUYER under
         Article VII, Paragraph 5, or otherwise under this Contract, or on OWNER Furnished Equipment, for any sum due to the BUILDER, subcontractor or any other person and the BUILDER shall take all such steps as may be necessary to ensure that the title of the BUYER and the exclusion of any such lien are brought to the notice of all subcontractors and other persons dealing with or transporting any such Appurtenances and Components, or OWNER Furnished Equipment, which shall include but not be limited to such notification being contained in all purchase orders and other documents emanating from the BUILDER.

(e) No mortgages, charges, liens or encumbrances of whatsoever nature shall be created or registered against the VESSEL or any part thereof including its Appurtenances and Components without the prior written consent of the BUYER.

(f) The BUILDER shall fully indemnify, defend and hold the BUYER, its parent, holding and affiliated companies harmless against all and any consequences including all costs, claims, causes of action, liabilities, damages and expenses whatsoever arising from such breach of warranty.

(g) Notwithstanding the foregoing, the BUYER shall not be liable at any time for the loss of or damage to the VESSEL or any part thereof or any of the Appurtenances and Components or any OWNER Furnished Equipment and the BUILDER shall be responsible for any loss of or damage to the same and for the cost of storing, handling and transporting the same and shall effect such additional insurance as may be necessary to cover the risk of such loss or damage from any cause whatsoever.

(h) The risk of loss of or damage to the VESSEL, including all Appurtenances and Components (as defined in this Paragraph 5) and all OWNER Furnished Equipment shall pass to the BUYER only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery by BUILDER and acceptance by BUYER is effected, any and all risk of loss of or damage to the VESSEL, including all Appurtenances and Components (as defined in this Paragraph 5) and all OWNER Furnished Equipment shall be in the BUILDER.

6.       Removal of VESSEL:

         The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof and shall remove the VESSEL from the premises of the Shipyard within thirty (30) calendar days after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the Shipyard within the aforesaid thirty (30) calendar days, then, in such event commencing on the thirty-first (31st) calendar day the BUYER shall pay to the BUILDER the reasonable mooring charges of the VESSEL.

7.       Export License:

         If required, the BUILDER shall be obligated to secure export license(s) for the VESSEL and shall exercise its best efforts to secure prompt issuance of any such export license(s) as well as any other required governmental approvals or authorizations required for removal of the VESSEL from the country of construction, including the territorial waters thereof. In the event BUILDER has not secured any required export license(s) for the VESSEL within thirty (30) calendar days of the Effective Date of this Contract, as defined in Article XXIII, then BUILDER shall be deemed to be in default under Article XIV and BUYER may elect, at any time thereafter, to cancel this Contract as provided in
Article XI.

                                             ARTICLE VIII - FORCE MAJEURE DELAYS

1.       Causes of Delay:

         If, at any time before actual delivery of the VESSEL, either the construction of the VESSEL or any performance required as a prerequisite to delivery of the VESSEL is delayed due to Acts of God; acts of princes or rulers; requirements of government authorities; war or other hostilities or preparations therefor; revolution, sabotages, general strikes, general lockouts or other general labor disturbances; floods, typhoons, hurricanes, tornadoes, windstorms, lightning or other abnormal weather conditions which prevent work for at least three (3) consecutive days; earthquakes, tidal waves, explosions, collisions or strandings, embargoes, import restrictions, defects in materials, machinery or equipment which could not have been detected by the BUILDER using reasonable care (provided same did not result from the BUILDER's failure to take the reasonably necessary measures to avoid any such delay); casting or forging rejects or the like not due to negligence; unusual delays caused by the Classification Society or other bodies whose documents are required (provided same did not result from BUILDER's failure to take the reasonably necessary measures to avoid any such delay); destruction of or damage to the Shipyard or works of the BUILDER, its contractors, subcontractors or suppliers, or of or to the VESSEL or any part thereof, by any causes herein described which in turn necessarily and actually delay the construction of the VESSEL or the BUILDER's performance under this Contract, and which could not have been prevented by the exercise of reasonable diligence on the part of BUILDER, its contractors, subcontractors or suppliers; then and in any such case, subject to the provisions of Paragraph 2 below, the date by which the BUYER may either cancel this Contract under Article III, Paragraph (1)(b) or impose liquidated damages under Article III, Paragraph 1(c), shall be postponed for a period of time which shall not exceed the total accumulated time of all such delay, provided in no event shall local strikes or labor disturbances involving BUILDER's or its contractors' or subcontractors' employees, acts or defaults of BUILDER's contractors, subcontractors or suppliers or breach of BUILDER's, its contractors', subcontractors', or suppliers' warranties or guarantees be considered as an allowable delay.

2.       Notice of Delay:

         As soon as possible and in no event more than five (5) working days after the date of discovery by the BUILDER of an occurrence of any cause of delay, on account of which the BUILDER claims that it is entitled under this Contract to delay, the BUILDER shall notify the BUYER in accordance with Article XXII of the date such causes of delay occurred and the nature thereof. As soon as the ending of such cause of delay is known, the BUILDER shall notify the BUYER in accordance with Article XXII of the date such cause of delay ended. The BUILDER shall also notify the BUYER in accordance with Article XXII of the period by which the BUILDER claims an allowable delay by reason of such cause of delay with all reasonable dispatch after it has been determined. Failure by BUILDER to give the required notice shall preclude BUILDER's right in such case to claim allowable delay under this Article.

                                   ARTICLE IX - OWNER FURNISHED EQUIPMENT DELAYS

         OWNER shall furnish or cause to be furnished to BUILDER at BUILDER's Shipyard those items of machinery, material and equipment as set forth in the Specifications to be furnished by OWNER (herein referred to as "OWNER Furnished Equipment" or "OFE") on or before the time specified for such delivery in the Contract Specifications (Exhibit "D"). However, BUILDER shall not require OWNER Furnished Equipment to be delivered to BUILDER's Shipyard prior to the time that said OWNER Furnished Equipment is required, in BUILDER's reasonable opinion, to meet the BUILDER's Construction Schedule, as defined herein.

         If OWNER's failure to timely deliver OWNER Furnished Equipment to BUILDER's Shipyard directly causes any delays in the BUILDER's Construction Schedule, then such delays shall be understood to be Permissible Delays as contemplated by Article III, Paragraph 2, and the Delivery Date shall be extended by the equivalent number of days of delay in delivery of such OWNER Furnished Equipment to BUILDER's Shipyard. (BUILDER agrees, however, to use its best efforts to proceed with its work on the VESSEL so as to minimize the delay that may be incurred by reason of late delivery of OWNER Furnished Equipment). In order to enable BUILDER to efficiently and economically proceed with its work on the VESSEL, OWNER shall give BUILDER notice of any actual or anticipated delay in the delivery of OWNER Furnished Equipment to BUILDER's Shipyard.

         Should OWNER fail to timely deliver OWNER Furnished Equipment to BUILDER at BUILDER's Shipyard due to causes other than force majeure (which shall in this context have the same general meaning as the causes specified in Paragraph 1 of this Article) and such delay directly results in increased costs to BUILDER attributable to additional unavoidable physical work on the VESSEL, OWNER shall reimburse BUILDER for its actual documented cost of such additional work. BUILDER's entitlement to such reimbursement shall be applicable only in the event that BUILDER has submitted prior written notice to OWNER that the delay in delivery of OWNER Furnished Equipment will or may require additional physical work to be performed on the VESSEL.

                                                 ARTICLE X - WARRANTY OF QUALITY

1.       Warranty:

         Subject to the provisions hereinafter set forth, the BUILDER warrants the VESSEL and all components thereof fabricated and/or furnished by the BUILDER and/or its contractors and/or subcontractors to be free of defects in workmanship and materials, and the BUILDER undertakes to remedy, free of charge to the BUYER, any defects in the VESSEL (which term shall include her hull, legs, machinery, equipment and gear) which are due to defective material and/or improper workmanship on the part of the BUILDER and/or its contractors and/or subcontractors as well as any error and/or inadequacy in BUILDER's design work, if any, and any defects or discrepancies resulting from the failure of the VESSEL to either function properly in accordance with the standards set forth in the Specifications or to meet the Specifications, provided that the defects, errors or inadequacies are discovered within a period of twelve (12) months commencing upon the actual delivery date of the VESSEL.

         However, the BUILDER's warranty under and pursuant to this Article shall not include any defects of or due to machinery and equipment supplied by BUYER, and installed on the VESSEL, except as respects the consequences of the BUILDER's and/or its contractors' and/or subcontractors' defective material, improper workmanship and/or failure to install or incorporate any such equipment into the VESSEL in a good and workmanlike manner so as to function properly and in accordance with the Specifications. The BUILDER agrees to deliver and assign to the BUYER all guarantees and warranties received by it in the purchase of said machinery and equipment.

2.       Notice of Defects:

         The BUYER shall promptly notify the BUILDER in accordance with Article XXII of any defects for which claim is made under this warranty after the discovery thereof. The BUYER's notice shall describe the nature and extent of the defects to the extent known to BUYER. The BUILDER shall promptly acknowledge receipt of any such notice from BUYER. The BUILDER shall have no obligation for any defects discovered prior to the expiry date of the said Warranty Period, unless notice of such defects is received by the BUILDER not later than thirty
(30) days after expiry thereof.

3.       Remedy of Defects:

(a) The BUILDER shall remedy, at its expense, any defects against which the VESSEL is warranted under this Article by making all necessary repairs or replacements at the Shipyard.

(b) However, if it is impractical to bring the VESSEL to the Shipyard, the BUYER may cause the necessary repairs or replacements to be made elsewhere which is deemed by BUYER to be suitable for the purpose, provided that, in such event, the BUILDER may, at its own expense, forward or supply replacement parts or materials to the VESSEL, unless forwarding or supplying thereof to the VESSEL would impair or delay the operation or working schedule of the VESSEL. In the event that the BUYER proposes to cause the necessary repairs or replacements to be made to the VESSEL at any other shipyard or location than the Shipyard, the BUYER shall first, but in all events as soon as possible, give the BUILDER notice in accordance with Article XXII of the time and place such repairs will be made, and if the VESSEL is not thereby delayed, or her operation or working schedule is not thereby impaired, the BUILDER shall have the right to verify at its own cost and by its own representative(s) the nature and extent of the defects complained of. The

         BUILDER shall, in such case, promptly notify the BUYER in accordance with Article XXII after such examination has been completed of its acceptance or rejection of the defects as ones that are covered by the warranty herein provided. Upon the BUILDER's acceptance of the defects as justifying remedy under this Article, or upon award of the arbitration so determining, the BUILDER shall immediately pay to the BUYER all documented costs incurred for such repairs or replacements. Provided, that the costs chargeable to BUILDER for repairs or replacements under this Article shall not exceed three (3) times the amount that such repairs and replacements would have cost if they had been carried out by BUILDER at its Shipyard based on BUILDER's normal rates as published at the time of repairs and/or replacement. Interest on any unpaid balance due hereunder shall be paid at the rate of ten percent (10%) per annum, commencing thirty (30) calendar days after BUILDER's receipt of BUYER's invoice for any amounts due under this Article and continuing until payment has been remitted to BUYER.

(c) In any case, the VESSEL shall be taken at the BUYER's cost and responsibility to the place elected, ready in all respects for such repairs or replacements.

(d) Any work performed or any material supplied by BUILDER under this Article shall be further warranted for the balance of the warranty period specified in Paragraph 1 of this Article or six (6) months after completion of such work or supply, whichever is later.

(e) Any dispute under this Article shall be referred to arbitration in accordance with the provisions of Article XVII hereof.

4.       Extent of BUILDER's Responsibility:

(a) The BUILDER shall have no responsibility or liability for any defects whatsoever in the VESSEL other than the defects specified in this Article. Nor shall the BUILDER in any circumstances be responsible or liable for any consequential or special losses, damages or expenses including, but not limited to, loss of time, loss of profit or earnings directly or indirectly occasioned to the BUYER due to the defects specified in this Article or due to repairs or other works done to the VESSEL to remedy such defects.

(b) The BUILDER shall not be responsible for any defects in any part of the VESSEL which have been caused subsequent to delivery of the VESSEL by any replacement or repair work performed by any other contractor, or for any defects to the extent the same have been caused by use in excess of specified design limitations or improper maintenance of the VESSEL on the part of the BUYER, its servants or agents or by ordinary wear and tear.

(c) Subject always to the terms of Article XV, the warranty contained hereinabove in this Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, customary, statutory or otherwise, by reason of the construction and sale of the VESSEL by the BUILDER for and to the BUYER.

5.       Guarantee Engineer:

         The BUILDER shall have the right to appoint a Guarantee Engineer to serve on the VESSEL as its representative for such portion of the warranty period as the BUILDER may decide at BUILDER's cost and risk. The BUYER and its employees shall give the Guarantee Engineer full cooperation in carrying out his duties as the representative of the BUILDER on board the VESSEL. The BUYER shall accord the Guarantee Engineer the treatment reasonably comparable to the VESSEL's Chief Engineer and shall provide him with suitable accommodations and subsistence at no cost to the BUILDER and/or the Guarantee Engineer.

                                              ARTICLE XI - CANCELLATION BY BUYER

1.       Notice:

         The installments and other payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the BUILDER. In the event that the BUYER shall exercise its right of cancellation of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the BUILDER in accordance with Article XXII and such cancellation shall be effective as of the date when notice thereof is received by the BUILDER.

2.       Refund by BUILDER:

         Within five (5) business days of receipt of BUYER's notice of cancellation of this Contract the BUILDER shall refund to the BUYER in U.S. Dollars the sum of: (a) the full amount of all sums paid by the BUYER to the BUILDER on account of the VESSEL; and (b) the cost delivered at BUILDER'S Shipyard of all OWNER Furnished Equipment which has been delivered to BUILDER's Shipyard for installation in the Vessel unless the BUILDER proceeds to arbitration under the provisions of Article XVII hereof.

         In such event, the BUILDER shall pay the BUYER interest at the rate of ten percent (10%) per annum on the amount required herein to be refunded to the BUYER, computed from the respective dates on which either such sums were paid by the BUYER to the BUILDER or the respective items of OWNER

Furnished Equipment were delivered to BUILDER's Shipyard, to the date of remittance by wire transfer of such refund to the BUYER by the BUILDER.

         For purposes of the provisions addressing the BUYER's rights under this Contract, on or before the Construction Commencement Date the BUILDER shall provide to the BUYER as partial security for BUILDER's obligations under this Contract both (i) an irrevocable stand-by letter of credit confirmed by a bank in the United States acceptable to BUYER, in an amount equivalent to ten percent (10%) of the Contract Price as defined in Article II, Paragraph 1, and in the form annexed as Exhibit "C-1", and (ii) an on demand performance bond issued by underwriters of recognized responsibility and which are subject to written approval by BUYER, which approval shall not be unreasonably withheld, in an amount equivalent to ten percent (10%) of the Contract Price as defined in
Article II, Paragraph 1, and in the form annexed as Exhibit "C-2", both of which are to be provided in order to partially assure refund to the BUYER of such sums as are contemplated in this Contract due to any event of BUILDER's default hereunder including warranties pursuant to Article X.

3.       Discharge of Obligations:

         Upon such refund by the BUILDER to the BUYER, and the BUYER's receipt thereof, title to the VESSEL and all OWNER Furnished Equipment which has been delivered to the BUILDER's shipyard for installation in the VESSEL shall be transferred from the BUYER to the BUILDER and the BUYER shall at that time release the stand-by letter of credit and the performance bond and thereafter all obligations, duties and liabilities of each of the parties hereto to the other under this Contract (excluding only the provisions of Articles X, XI, XV, XVII and XX) shall be forthwith completely discharged.

4.       Termination for BUYER's Convenience:

         Notwithstanding any other provision of this Contract, in addition to any other right that the BUYER may have under the Contract to cancel the Contract, the BUYER shall have the right to terminate the Contract, at its sole option, upon notifying the BUILDER in accordance with Article XXII, which notice may be given at any time prior to actual delivery of the VESSEL by the BUILDER to the BUYER and acceptance of the VESSEL by the BUYER. In the event the BUYER exercises such right of termination at any time after the Construction Commencement Date, the BUYER shall pay the BUILDER within thirty (30) calendar days of the BUILDER's receipt of such notice BUILDER's documented costs (including overhead costs and project closure costs) up to the date of termination, less any installment payments received by BUILDER, plus a lump sum termination fee calculated as twenty percent (20%) of any remaining installment payments which are not yet due and payable under the terms of this Contract as of the date of termination. Provided, however, that the total amount payable by the BUYER to the BUILDER shall never exceed the Contract Price. Provided, further, that no fee or cost shall be payable by the BUYER to the

BUILDER in respect of BUYER's termination of either this Contract or any other contracts for construction of a vessel between the BUILDER and the BUYER in respect of which, at the time of BUYER's notice of termination, the Construction Commencement Date for such contract has not occurred.

         The termination fee as described in the preceding paragraph shall be the BUYER's sole financial obligation to the BUILDER and the BUILDER's exclusive remedy in the event of such termination of the Contract. Upon payment by the BUYER of the applicable termination fee to the BUILDER (or refund by the BUILDER to the BUYER, as the case may be), the BUILDER shall release the BUYER from any liability or obligation to reimburse the BUILDER for any costs or damages, including without limitation, loss of profits or revenues that the BUILDER may suffer or incur from such termination and the BUYER shall at that time release the stand-by letter of credit and the performance bond.

                                               ARTICLE XII - SUSPENSION BY BUYER

1.       Suspension of performance for BUYER's convenience:

         At the BUYER's sole discretion, the BUYER shall have the recurring right, exercisable at any time, subject to giving forty-five (45) calendar days written notice to the BUILDER, to suspend performance under this Contract in which case the BUILDER shall promptly forward to the BUYER all completed or uncompleted drawings, reports and other documents related to the BUILDER's performance under this Contract and the following provisions shall apply:

         - The BUYER shall pay the BUILDER the sum of (i) progress payments due under the terms of the Contract prior to the date of suspension (to the extent not already paid), (ii) the BUILDER's audited additional costs, including overhead, directly related to this Contract up to the date of suspension; (iii) the BUILDER's audited direct costs, including overhead, to mothball the VESSEL in preparation for the suspension period; (iv) a fee of Twenty Thousand United States Dollars (U.S.$20,000) per day during the period of suspension; and (v) (the BUILDER's audited direct costs, including overhead, to reactivate the construction of the VESSEL.

         - The BUILDER shall immediately and in consultation with the BUYER revise its work schedule or program so as to reduce as much as possible the consequences to the BUYER flowing or which may flow from such suspension.

         - The BUILDER shall use its best endeavors to maintain, redeploy, transfer or retain its personnel and equipment in any part of the work not suspended at the same time or in any other work for the BUYER or its affiliates under other contracts.

         - However, no fee or cost shall be payable by the BUYER to the BUILDER in respect of either this VESSEL or any other vessels that the BUILDER may have contracted to build for the BUYER in respect of which at the time of BUYER's notice of suspension the Construction Commencement Date for such vessel has not occurred.

         - The BUILDER shall notify the BUYER in writing immediately upon the BUILDER's performance hereunder being suspended, of the date and time on which the services were suspended and forward to the BUYER all other particulars which the BUILDER may rely on in making any claim under this Article.

         - The BUYER's right to suspend the Contract as provided herein shall be without prejudice to its right to terminate this Contract at any time in accordance with the provisions of Article XI, Paragraph 4.

         - The period of suspension shall not be greater than six (6) months unless otherwise mutually agreed in writing.

2.       Recommencement of performance at BUYER's convenience:

         - At the BUYER's sole discretion, the BUYER shall have the recurring right, exercisable at any time, subject to giving forty-five (45) calendar days written notice to the BUILDER, to require the BUILDER to recommence performance which has been suspended under this Contract in which case the BUILDER shall promptly recommence all or such part of the performance as specified by BUYER in said notice.

         - The BUILDER shall notify the BUYER in writing immediately upon the BUILDER's performance hereunder recommencing following suspension, of the date and time on which the services were recommenced and forward to the BUYER all other particulars which the BUILDER may rely on in making a claim under the Article.

         - The Delivery Date, as defined in Article VII, Paragraph 1(a), shall be extended for a period corresponding to the period of the suspension caused or requested by the BUYER, which shall be understood to constitute Permissible Delays as contemplated by
              Article III, Paragraph 2.

                                                  ARTICLE XIII - BUYER'S DEFAULT

1.       Definition of Default:

         The BUYER shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

(a)      If the BUYER fails to pay any installments to the BUILDER within five
         (5) business days after receipt of notice in accordance with Article XXII that any such installment became due and payable under the provisions of Article II hereof; or

(b) If the BUYER fails to pay the final installment to the BUILDER concurrently with the delivery of the VESSEL by the BUILDER and acceptance thereof by the BUYER as provided in Article VII hereof; or

(c) If the BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the BUILDER under the provisions of
         Article VII hereof; or

(d) If the BUYER goes into liquidation, whether voluntary or compulsory, or enters into a scheme of arrangement, or makes a general assignment of its assets for the benefit of its creditors, or appoints a receiver or receivers of any kind whatsoever, whether temporary or permanent, for the property of the BUYER, or if the BUYER institutes proceedings for its reorganization or such proceedings are instituted by creditors and approved by the court, whether proposed by a creditor, a stockholder or any other person whomsoever, or if BUYER suffers any execution against a major portion of its assets which is not satisfied within seven (7) days.

         If any default by BUYER under Paragraphs (a), (b) or (c) above necessarily and actually causes delays in either the construction of the VESSEL or any performance required as a prerequisite to delivery of the VESSEL, such delays shall be understood to be Permissible Delays as contemplated by Article III, Paragraph 2.

2.       Interest and Charges:

         If the BUYER has not made payment as to any installment as provided in Paragraph 1 (a) and (b) of this Article on its due date, the BUYER shall pay interest on such installment at the rate of ten percent (10%) per annum from the due date thereof to the date of payment to the BUILDER of the full amount of such installments, including interest. In case the BUYER shall fail to take delivery of the VESSEL as provided in Paragraph 1(c) of this Article, the BUYER shall pay interest upon the final installment at the same rate as aforesaid from and including the day upon which the VESSEL is duly tendered for delivery by the BUILDER. In the event a due date falls on a non-business day of either

BUILDER or BUYER, the payment with respect thereto shall be due on the next succeeding business day of both BUILDER and BUYER.

3.       Effect of BUYER's Default:

(a) If any default by the BUYER occurs as defined in Paragraph 1 (a), (b) and (c) of this Article, the Delivery Date shall be automatically postponed for the period of continuance of such default by the BUYER.

(b) If any such default by the BUYER continues for a period of five (5) business days, the BUILDER may, at its option, notify BUYER in accordance with Article XXII of BUILDER's intention to cancel the Contract, and if BUYER does not remedy the default within thirty (30) business days after receipt of such notice, BUILDER may cancel this Contract by giving notice to such effect to the BUYER in accordance with Article XXII.

         In the event of such cancellation of this Contract, the BUILDER shall be entitled to retain any installment or installments previously paid by the BUYER to the BUILDER on account of this Contract (it being understood by both parties that retention of any such installments by BUILDER is by way of liquidated damages and not by way of penalty).

(c) BUYER shall not under any circumstances be responsible or liable to BUILDER, its contractors or subcontractors, for any consequential or special losses, damages or expenses including, but not limited to, loss of time, loss of profit or earnings whether directly or indirectly arising out of this Contract.

4.       Sale of VESSEL:

(a) In the event of default by the BUYER pursuant to this Contract as set forth above, the BUILDER shall have the right either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale, upon ten (10) business days prior written notice to the BUYER in accordance with Article XXII, on such terms and conditions as the BUILDER deems fit, without being answerable for any loss or damage.

(b) In the event of the sale of the VESSEL in a completed state, the proceeds of sale received by the BUILDER shall be applied first to payment of all documented expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER's default, and then to payment of all unpaid installments of the Contract Price and interest on such installments at the rate of ten percent (10%) per annum from the respective due dates thereof to the date of application.

(c) In the event of sale of the VESSEL in an incompleted state, the proceeds of sale received by the BUILDER shall be applied first to all documented expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER's default, and then to payment of all costs of construction of the VESSEL less the installments so retained by the BUILDER.

(d) If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the BUILDER upon written request with interest at the rate of ten percent (10%) per annum from the date of BUILDER's written request for payment to the date of BUYER's payment to BUILDER.

(e) In either of the above events of sale, if the proceeds of sale exceed the total of amounts to which such proceeds are to be applied as aforesaid, the BUILDER shall promptly pay the excess to the BUYER with interest at the rate of ten percent (10%) per annum from the date of sale to the date of payment to BUYER.

         The rights conferred upon the BUILDER under the terms of this Article XIII shall be in lieu of any rights which the BUILDER would have either at law or in equity upon the happening of the events of default specified herein, or upon any failure on the part of the BUYER to perform the undertakings, agreements, and covenants on its part to be performed hereunder. The failure of the BUILDER to exercise the rights conferred upon it hereunder in any one or more instances of the occurrence of an event of default, as hereinabove defined, shall not constitute a waiver of BUILDER's right subsequently to exercise such rights under this Contract.

                                                 ARTICLE XIV - BUILDER'S DEFAULT

1.       Definition of Default:

         The BUILDER shall be deemed to be in default of its obligations under this Contract if, after BUYER gives five (5) calendar days written notice in accordance with Article XXII to correct the same, the BUILDER fails in any respect to observe the provisions of this Contract.

         Subject always to the provisions of Article III, so long as BUILDER takes prompt and reasonable action toward the cure or correction of the condition complained of, and continues diligently to pursue the said cure or correction, BUILDER shall not be considered to be in default on account thereof if it is not possible to correct the breach or defect within said five day period.

         The following shall also be considered to be events of default:

(a)      (i)      insolvency or inability of the BUILDER to pay its debts as and when they fall due; or

         (ii) presentation of a winding-up petition (except for the purpose of amalgamation or reconstruction when solvent); or

         (iii) issuance of a notice of meeting of members or shareholders for the passing of a resolution for winding-up or reconstruction (except for the purpose of amalgamation or reconstruction when solvent); or

         (iv) making of a statutory declaration by the directors or similar officers of the BUILDER that the BUILDER cannot by reason of its liabilities continue its business; or

         (v)      presentation of a petition for judicial management; or

         (vi) making of a proposal to the BUILDER's creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs; or

         (vii) making a general assignment of the BUILDER's assets for the benefit of its creditors; or

         (viii) the appointment of a receiver, receiver or manager, or provisional liquidator; or

         (ix) execution or other process issued on a judgment, direction, decree or order of any court in favour of a creditor of the BUILDER is returned unsatisfied in whole or in part; or

         (x) taking of steps to enter into a standstill or similar arrangement whereby creditors of the BUILDER agree to give the BUILDER more time to pay its debts or restructure its debts either by making installment payments or otherwise; or

         (xi) additionally similar or analogous processes or events under any applicable law affecting the BUILDER, its assets or its liabilities; or

(b) The BUILDER having met or exceeded the allowable delay periods as provided in Article III, Paragraphs 1(a) or 1(b); or

(c) Any event of default under any other contracts for the construction of a vessel between BUILDER, or any of its affiliates, and BUYER, its parent, holding or affiliated companies or a joint venture in which BUYER or any one or more of such related companies of BUYER owns at least a fifty percent (50%) equity interest, which entitles the BUYER or such other parent, holding, affiliated or joint venture companies of BUYER to terminate in accordance with the terms thereof; or

(d) Notwithstanding that the BUILDER hereby represents and warrants that no circumstances exist that will cause the Singapore governmental authorities to terminate the BUILDER's lease(s) for its Singapore shipyard premises while one or more vessels are under construction, if the BUILDER's rights under such lease(s) are lost or impaired for any reason other than compulsory acquisition of such property by Singapore governmental authorities, which loss or impairment prevents or interferes with BUILDER's performance under this Contract, then the BUILDER shall pay the BUYER Fifteen Million United States Dollars (U.S.$15,000,000). It is understood by both parties that such payment by the BUILDER is by way of liquidated damages and not by way of penalty. However, the BUILDER shall not be required to pay such sum if BUILDER meets all of its obligations under this Contract without loss of quality at an alternative shipyard facility and at no additional cost to the BUYER. The foregoing liquidated damages shall be in addition to and without prejudice to the BUYER's rights and remedies elsewhere set forth in this Contract, specifically including but not limited to BUYER's rights under Paragraph 2, below.

2.       Effect of BUILDER's Default:

(a) If any default by the BUILDER occurs as defined in Paragraph 1 of this Article, BUYER may, at its election, either cancel this Contract as provided in Article XI, or require BUILDER to deliver possession of the VESSEL and all of its Appurtenances and Components (as defined in Article VII, Paragraph 5) to BUYER (and title thereto, to the extent that title to any such items is not already vested in the BUYER), in whatever state of completion the same may be at the date of such election. If BUYER elects to take possession of the VESSEL (and title thereto, to the extent that title to any such items is not already vested in the BUYER), as aforesaid, then BUYER may bring such workers to the Shipyard as BUYER chooses and perform such work as may be necessary to prepare the VESSEL for removal, and may so remove the VESSEL from BUILDER's Shipyard to another location for completion or disposal.

         BUYER may thereafter proceed to contract with or employ any other person or persons to complete the work or any part thereof and provide any equipment, materials and labor as may be necessary for such completion.

         Upon completion of the work by the BUYER, the BUYER shall document the cost to the BUYER of completing the work including all expenses, charges, losses and damages incurred by the BUYER in consequence of and incidental to the default of the BUILDER.

         Once BUYER has documented BUYER's cost to complete, BUILDER shall be entitled to receive, (or shall be required to repay to BUYER, as the case may be) a sum arrived at in the following manner:

         The sum of (a) all progress payments paid by BUYER to BUILDER, plus (b) BUYER's documented cost of completion, as aforesaid, subtracted from the Contract Price set forth in Article II, including interest on the amount receivable (or payable, as the case may be) hereunder at the rate of ten percent (10%) per annum computed from the time BUYER has documented its cost to complete the VESSEL to BUILDER until remittance of the amounts receivable or payable.

         The rights conferred upon the BUYER under the terms of this Article XIV shall be in addition to, and not in substitution for, any rights which the BUYER would have in either law or equity upon the happening of the events of default specified herein, or upon any failure on the part of the BUILDER to perform the undertakings, agreements, and covenants on its part to be performed hereunder. The failure of the BUYER to exercise the rights conferred upon it hereunder in any one or more instances of the occurrence of an event of default, as hereinabove defined, shall not constitute a waiver of BUYER's right subsequently to exercise such rights under this Contract.

                                        ARTICLE XV - LIABILITIES AND INDEMNITIES

1.       Liability of BUILDER:

         BUILDER hereby agrees to defend, indemnify and hold harmless BUYER, its parent, holding and affiliated companies, the owner and operator of the VESSEL, their employees, directors, officers and agents, including the VESSEL and all other vessels in the same or associated ownership, against all claims, demands or causes of action, by all parties or persons whomsoever and whatsoever including, without limitation, BUILDER and its employees, directors, officers, agents, contractors and subcontractors and all third persons based on personal injury, disease or death or property damage or destruction occurring prior to the delivery to and acceptance by BUYER of the VESSEL arising out of or in any way related to the performance by BUILDER or any of its contractors or subcontractors of the work hereunder, regardless of cause, including the sole or concurrent negligence or fault of BUYER, its employees, directors, officers, agents or subcontractors, or of a third party, or an event of force majeure. Notwithstanding the foregoing, the BUILDER shall be under no liability whatsoever to the BUYER, the Representative, his assistant(s) or BUYER's contractors (other than BUILDER) or invitees for personal injuries, including disease and death, suffered by the Representative, his assistant(s) or BUYER's contractors (other than BUILDER) or invitees during the time when he or they are on the VESSEL, or within the premises of either the BUILDER or its contractors or subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless such personal injuries, including disease and death, were caused by the gross negligence or willful misconduct of the BUILDER, any of its employees, agents, contractors or subcontractors. BUYER hereby agrees to defend, indemnify and hold harmless BUILDER, its employees, directors, officers and agents against all claims, demands or causes of action for personal injuries, including disease and death, suffered by BUYER's employees during the time when they are on the VESSEL, or within the premises of either the BUILDER or its contractors or subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless such personal injuries, including disease and death, were caused by the gross negligence or willful misconduct of the BUILDER, any of its employees, agents, contractors or subcontractors. The BUILDER shall assume liability to the BUYER, the Representative and his assistant(s), BUYER's contractors (other than BUILDER) and BUYER's invitees for damage to, loss or destruction of property of the BUYER's Representative, his assistant(s), BUYER's contractors (other than BUILDER) or BUYER's invitees if such damage, loss or destruction was caused by the gross negligence or willful misconduct of the BUILDER, or of any of its employees, agents, contractors or subcontractors. For purposes of this Contract, the terms "gross negligence" and "willful misconduct" are defined as "an intentional act or omission in disregard of harmful avoidable consequences, or a reckless act or omission in disregard of harmful avoidable consequences".

2.       Scope of Indemnities:

         In all circumstances where responsibility is allocated herein, the indemnifying party shall be obligated to bear the expense of the investigations and expenses of all claims or demands or causes of action arising therefrom and to pay the full amount of any judgment rendered against the indemnified parties, it being stipulated that all obligations of indemnity assumed herein shall survive the termination of this Contract, regardless of how such termination is effected. The indemnifying party shall have the control of the defense and settlement of all such claims and lawsuits including the selection of attorneys, the expense of all which shall be borne by it. The indemnified parties shall provide reasonable assistance to the indemnifying party in relation to the defense of claims which are subject to indemnity hereunder. Nothing herein contained shall prevent the indemnified parties from participating at their own expense with counsel of their own choosing in any such defense or settlement.

                                                         ARTICLE XVI - INSURANCE

1.       Extent of Insurance Coverage:

         From the time of Contract signing until the VESSEL is completed, delivered to and accepted by the BUYER, the BUILDER shall, at its own cost and expense, keep the VESSEL and all machinery, materials and equipment either delivered to the Shipyard or being handled by BUILDER for the VESSEL or built into, or installed in or upon the VESSEL (including all Appurtenances and Components and all OWNER Furnished Equipment as defined in Article IX), fully insured under coverage satisfactory to BUYER and corresponding to the American Institute Clauses for Builder's Risks.

         Said Builder's Risks insurance shall include supplemental coverage for war risks, strikes and earthquakes but BUILDER may elect to self insure such supplemental coverage for the mutual benefit of BUILDER and BUYER unless it appears that a circumstance of political instability is imminent, at which time BUILDER shall cause the standard Builder's Risks policy required hereunder to be augmented with coverage for war risks, strikes, locked-out workmen, labor disturbances, riots, civil commotion without deletions of protection and indemnity and collision clauses, and earthquakes.

         The amount of such insurance coverage shall, up to and including the date and time of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payments made by the BUYER to the BUILDER and the value of any OWNER Furnished Equipment (as defined in Article IX) delivered to the Shipyard, which OWNER Furnished Equipment (as defined in Article IX) shall not exceed a delivered value of Forty Million United States Dollars (U.S. $40,000,000).

         The policy referred to hereinabove shall be taken out in the joint names of the BUILDER and the BUYER and all losses under such policy shall be payable to the BUILDER and/or the BUYER in accordance with their respective interests. Any deductible under this insurance policy shall be for the account of BUILDER.

         Notwithstanding the above, the BUYER shall compensate the BUILDER for the increased insurance cost and expense under or pursuant to any part of this Article, if any, incurred by the BUILDER due to the BUYER's Default as specified in Article XIII hereof.

2.       Application of Recovered Amount:

(a)      Partial Loss:

         In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the BUILDER and/or BUYER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the BUYER and the Classification Society and the regulatory bodies, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications.

(b)      Total Loss:

         However, in the event that the VESSEL is determined to be an actual or constructive total loss, the BUILDER shall by the mutual agreement between the parties hereto, either:

         (i) Proceed in accordance with the terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction of the VESSEL's damage, provided the parties hereto shall have first agreed in writing as to such reasonable postponement of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

         (ii) Refund to the BUYER the amount of all installments paid to the BUILDER under this Contract plus the value of all OWNER Furnished Equipment (as defined in Article IX) delivered to the Shipyard with interest at the rate of ten percent (10%) per annum computed from the date of loss of the VESSEL until paid to BUYER, whereupon this Contract shall be deemed to be terminated and all rights, duties, liabilities and obligations of each of the parties to the other except as contemplated under Articles XI, XV, XVII and XX shall terminate forthwith.

         If the parties hereto fail to reach agreement as contemplated under Sub-paragraph (b)(i), above, within two (2) months after the VESSEL is determined to be an actual or constructive total loss, the provisions of Sub-paragraph (b) (ii), above, shall apply.

3.       Termination of BUILDER's Obligation to Insure:

         The BUILDER's obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof and acceptance by the BUYER.

4.       Supplemental Insurance:

         In addition, from the time of Contract signing until the completion, delivery and acceptance of the VESSEL, BUILDER and its contractors and subcontractors shall, at their own cost, maintain the following insurances:

(a) Worker's Compensation and Employer's Liability Insurance affording benefits as provided by applicable Worker's Compensation Statutes in the jurisdiction where work is performed, and providing indemnity with respect to Employer's Liability with limits as required by local laws, but in no event less than Two Million Five Hundred Thousand United States Dollars (U.S.$2,500,000) any one claim arising from any one event.

(b) Third Party Liability Insurance covering all of BUILDER's operations and including Automotive, Contractual Liability and Contractor's Protective Liability with a combined single limit of not less than Five Million United States Dollars (U.S.$5,000,000) per occurrence of bodily injury and/or property damage.

(c) All of the insurances specified in this Article, excepting only Statutory Worker's Compensation Insurance, shall name BUYER as an additional assured.

(d) The underwriters shall be of recognized responsibility and the policies, the terms of the policies, the insurance companies and underwriters shall be subject to written approval by BUYER, which approval shall not be unreasonably withheld. Upon BUYER's request at any time, BUYER shall be furnished copies of such policies or other evidence of insurance satisfactory to BUYER when obtained by BUILDER from the underwriters and the receipt for the payment of the current year's premium.

(e) Each policy specified in this Article shall include an endorsement under which the underwriters waive rights of subrogation against the BUYER, its parent, holding and affiliated companies.

(f) If the BUILDER shall fail to keep itself insured to the satisfaction of the BUYER or to produce any such policy or receipt as aforesaid, the BUYER shall be entitled at the expense of the BUILDER to take up such insurance or insurances as the BUYER in its absolute discretion deems necessary to protect its interest and the BUILDER shall be liable to pay, indemnify and/or reimburse the BUYER forthwith on demand any sums expended and/or incurred by the BUYER for such purpose.

(g) The BUILDER shall not do or allow to be done any act or thing which might invalidate any insurance taken out pursuant to this Agreement.

                                          ARTICLE XVII - DISPUTE AND ARBITRATION

1.       Proceedings:

         In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulations herein or with respect hereto which cannot be settled by the parties themselves, such dispute shall be finally settled by arbitration in London, England, pursuant to the rules of arbitration of the English Arbitration Acts of 1950 to 1979 and any statutory provisions amending the same. Either party may demand arbitration of any such dispute by giving notice to the other party in accordance with Article XXII. Any demand for arbitration by either of the parties hereto shall state specifically the question(s) as to which such party is demanding arbitration. On any question properly submitted to arbitration, either party may submit any evidence and may be represented by counsel or other authorized representative if desired.

         The arbitrators shall be entitled, but not bound, to consider all documents, papers or other evidence which the parties may submit, even though not presented so as to be admissible as evidence in a court of law. The award of a majority of the arbitrators on any questions so submitted to it shall be final, binding and conclusive upon the parties hereto and their respective successors and assigns, and each agrees to abide by such decision.

2.       Notice of Award:

         Notice of any award shall immediately be given in writing, or by telefax confirmed in writing, to the BUYER and the BUILDER.

3.       Expenses of Arbitration:

         The arbitrators shall determine in the award which party shall bear the expenses of the arbitration, or the proportion of such expenses which each party shall bear. Notwithstanding the foregoing, each party shall bear the expenses of presenting its own witnesses and evidence to the arbitrators, including counsel fees.

4.       Entry in Court:

         Judgment on an award by the arbitrators may be entered in any court of competent jurisdiction for enforcement thereof.

5.       Alteration of Delivery of the VESSEL:

         In the event of the arbitration of any dispute or disputes arising or occurring prior to delivery to or acceptance by the BUYER of the VESSEL, the award by the arbitrators of said dispute or disputes shall include a finding as to whether or not the Delivery Date of the VESSEL should as a result of such dispute be in any way altered.

6. During the arbitration of any dispute or issue under this Contract prior to delivery to and acceptance by the BUYER of the VESSEL, it is understood and agreed that the BUILDER shall diligently continue the construction of the VESSEL.

7. For the purposes of any proceedings pursuant to this Article, the parties hereby irrevocably appoint the following as their agents within England for the service of process:

         SFIC
         Simon Curtis
         Curtis Davis Garrard
         Bedfont Cross, Stanwell Road
         Heathrow Airport, Feltham TW14 8NY U.K.

         The Builder
         HFW Nominees Ltd.
         Marlow House
         Lloyds Avenue
         London
         EC3N 3AL U.K.

                                        ARTICLE XVIII - RIGHTS OF ASSIGNMENT AND
                                                    VESSEL RECIPIENT DESIGNATION

1.       Assignment of the Contract:

         BUILDER shall not assign this Contract unless prior consent of the BUYER is given in writing. BUYER may, without BUILDER's consent, assign this Contract to any of its parent, holding, affiliated or successor companies, or to any third party.

         This Contract shall inure to the benefit of and shall be binding upon the lawful successors or the legitimate assigns of either of the parties hereto.

2.       BUYER's Right to Designate Recipient of VESSEL:

         BUYER shall have the right to designate a party other than BUYER as the recipient of the BUYER's rights in respect of delivery and acceptance of the VESSEL by submission of notice to BUILDER in accordance with Article XXII at any time prior to the actual date of VESSEL delivery and acceptance. In the event of submission of such notice by BUYER, BUILDER shall (i) issue the Bill of Sale in the name of the party which has been so designated by BUYER , (ii) if requested by BUYER arrange for the stand-by letter of credit and the on demand performance bond contemplated by Article XI, Paragraph 2, to be amended so as to be for the benefit of such designee; and (iii) exert its best efforts to issue the other documents to be furnished by it upon delivery and acceptance of the VESSEL in the name of said party, which party shall be entitled to all rights, privileges and benefits which would otherwise accrue to BUYER hereunder upon and following delivery and acceptance of the VESSEL including, without limitation, those contained in Article X (Warranty of Quality). The delivery of such notice to BUILDER shall not relieve BUYER of any of its obligations under this Contract whatsoever including, without limitation, obligations which may relate to or arise either upon or subsequent to delivery and acceptance of the VESSEL.

                                                  ARTICLE XIX - TAXES AND DUTIES

         BUILDER agrees to bear and pay all taxes, licenses, duties and fees of whatsoever nature, including withholding taxes, levied or assessed on BUILDER in connection with or incident to the performance of this Contract by any governmental agency including, but not limited to, taxes or levies related to unemployment compensation insurance, old age benefits, social security, or any other taxes upon the income or wages of BUILDER, its agents, employees, and representatives and any ad valorem or sales/VAT tax levied on the work or BUILDER's invoices. BUILDER agrees to stipulate the aforesaid conditions in its agreements with its subcontractors and representatives and BUILDER agrees to be liable for any breach of such agreements. BUILDER shall indemnify, defend and hold BUYER and its affiliates harmless in respect of liability for such taxes, licenses, duties and fees.

                              ARTICLE XX - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1.       Patents, Trademarks and Copyrights:

(a) The BUILDER shall, without limitation of time, defend any claim, suit or proceeding brought against the BUYER, its parent, holding, affiliated companies, the owner or operator of the VESSEL and/or the VESSEL alleging that the design, process, device, apparatus, plans or specifications or the method of construction employed by the BUILDER hereunder or the tools or implements used by the BUILDER in the performance of this Contract constitutes infringement of any patent, and the BUILDER shall indemnify, defend and save the BUYER, its parent, holding and affiliated companies, the VESSEL, its owners and operators harmless from and against any such claim, suit or proceeding. The BUYER shall promptly notify the BUILDER in accordance with Article XXII of any such claim, suit or proceeding and shall permit the BUILDER to control the conduct and settlement of such claim, suit or proceeding; provided, however, no settlement which purports to acknowledge on the BUYER's behalf the validity of any patent shall be entered into without the BUYER's prior written consent. The BUYER shall provide information and assistance to the BUILDER, at the BUYER's expense, as may be reasonably necessary to aid in the conduct and settlement of the claim, suit or proceeding. The BUYER shall be entitled to participate, at its own expense, in the conduct and settlement of such claim, suit or proceeding through its selected representatives and attorneys.

(b) The BUYER shall, without limitation of time, defend any claim, suit or proceeding brought against the BUILDER alleging that the construction or use by the BUILDER, pursuant to this Contract, of any design, process, device or apparatus specified or furnished by the BUYER and mounted upon or used in connection with the VESSEL constitutes infringement of any patent and the BUYER shall indemnify, defend and save the BUILDER harmless from and against any such claim, suit or proceeding. The BUILDER shall promptly notify the BUYER in accordance with Article XXII of any such claim, suit or proceeding and shall permit the BUYER to control the conduct and settlement of such claim, suit or proceeding; provided, however, no settlement which purports to acknowledge on the BUILDER's behalf the validity of any patent shall be entered into without the BUILDER's prior written consent. The BUILDER shall provide information and assistance to the BUYER, at the BUILDER's expense, as may be reasonably necessary to aid in the conduct and settlement of the claim, suit or proceeding. The BUILDER shall be entitled to participate, at its own expense, in the conduct and settlement of such claim, suit or proceeding through its selected representatives and attorneys.

                                                         ARTICLE XXI - ADDRESSES

         The BUYER's address designated for the purpose of notices under this Contract shall be Santa Fe International Corporation, 5420 LBJ Freeway, Suite 1100, Dallas, Texas, 75240, U.S.A., Attention: Mr. N. Pharr Smith, telefax
(972)701-7390, unless and until the BUYER notifies the BUILDER to the contrary in writing. An additional copy of all such notices shall be sent to BUYER's Representative as designated under this Contract, in accordance with Article XXII.

         The BUILDER's address designated for the purpose of notices under this Contract shall be PPL Shipyard Pte. Ltd., 21 Pandan Road, Singapore 609273,
Attention: Mr. Ong Tian Khiam, telefax (65) 264-4130, unless and until the BUILDER notifies the BUYER to the contrary in writing.

         No later than the Construction Commencement Date, each of the parties shall furnish to the other in writing the name of its representatives who shall be authorized to approve and execute all change orders.

                                             ARTICLE XXII - NOTICES AND LANGUAGE

1.       Notice:

         Notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, by registered or certified mail or by facsimile to the address of the party receiving such notice, as specified in Article XXI.

2.       Language:

         Any and all notices and communications in connection with this Contract shall be written in the English language.

                                      ARTICLE XXIII - EFFECTIVE DATE OF CONTRACT

         This Contract shall become effective upon the date first written above (herein called the "Effective Date").

                                                   ARTICLE XXIV - INTERPRETATION

1.       Laws Applicable:

         The parties hereto agree that the validity and interpretation of this Contract and of each Article and part thereof shall be governed by English law excluding, however, any of its conflicts of law rules or other provisions which may refer to the laws of another jurisdiction.

2.       Discrepancies:

         All general language or requirements embodied in the attachments to this Contract are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied permit an interpretation inconsistent with any provisions of this Contract, then, in each and every such event, the applicable provisions of this Contract shall prevail and govern. In the event that the specifications conflict with the drawings, the specifications shall prevail and govern.

3.       Independent Contractor:

         The BUILDER agrees that it is an independent contractor in sole charge of and in exclusive control of the work. The exercise by the BUYER or its Representative of any right to review, approve and inspect the work shall not relieve the BUILDER of its total responsibility for its work and schedule and that of its contractors and subcontractors.

4.       Headings:

         The headings in this Contract shall not be deemed to be a part of this Contract and are not intended to be used in the interpretation or construction of this Contract.

5.       Entire Agreement:

         This Contract, along with the Overall Agreement dated on or about 1 February, 2001, between the parties, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations, undertakings and agreements on the subject matter of this Contract between the parties for the construction of this Vessel. In the event of any conflict between the provisions of this Contract and the Overall Agreement, the provisions of the Overall Agreement shall prevail.

                                                ARTICLE XXV - CONFLICT AND AUDIT

1.       Conflict of Interest:

         BUILDER shall exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict with the best interests of BUYER, its parent, holding or affiliated companies. This obligation shall apply to the activities of BUILDER'S employees and agents arising from this Contract, in their relations with BUYER's employees and representatives and their respective families, and with vendors, contractors, subcontractors and third parties hereunder. BUILDER's efforts shall include, but not be limited to establishing precautions to prevent its and its contractors' and subcontractors' representatives, employees and agents from making, receiving, providing or offering any payments, loans or other considerations or gifts or entertainment of a material value. Material value shall be defined as anything having a value of Two Hundred United States Dollars (U.S. $200) or more. BUILDER further agrees that if it should be approached by anyone representing BUYER, its parent, holding or affiliated companies who requests an item or gift of value, the BUILDER will immediately notify BUYER. Breach of this provision shall be considered a material breach of contract entitling BUYER to terminate the Contract immediately upon written notice. In addition, BUILDER shall:

(a) 1.take no action on behalf of BUYER in the performance of work or rendition of services under this Contract where the conduct of operations hereunder would subject either party hereto to liability or penalty under any and all laws, rules, regulations or decrees of any governmental authorities;

                  2. ensure that all invoices, final settlements, reports and billings by BUILDER to BUYER reflect properly the facts about all activities and transactions handled for its accounts; and

                  3. notify BUYER promptly upon discovery of any instance where BUILDER has not complied with the requirements of this Paragraph 1(a).

                  If the violation of this Paragraph 1(a) occurred prior to the date of this Contract and resulted directly or indirectly in BUYER's consent to enter into this Contract with BUILDER, BUYER may, at BUYER's sole option, terminate this Contract at any time, and notwithstanding any other provision of this Contract pay no compensation or reimbursement to BUILDER whatsoever for any work done after the date of termination.

         (b) observe the Foreign Corrupt Practices Act of the United States of America which prohibits directly or indirectly making any offer, payment, promise to pay or authorizing the payment of any money or anything of value to any government official, political party or any candidate for political office for the purpose of 1) influencing any act or decision of any such official or party in his, her or its official capacity, 2) inducing such person to do or omit to do any act in violation of the lawful duty of such official, 3) securing any improper advantage or 4) inducing such official or party to use his, her or its influence with any government to influence any act or decision of such government in order to assist BUYER in obtaining or retaining business.

2.       Audit:

         The BUYER shall have the right to audit BUILDER to verify it is in compliance with the requirements of Article XXV. In addition, at all reasonable times during the continuation of this Contract and for a period of two (2) years thereafter, BUYER's duly authorized representatives, including any third party designated consultant, shall have access to, and the right to question BUILDER's and its contractors' and subcontractors' and agents' personnel and to examine their respective books, records, correspondence, instructions, plans, drawings, receipts, vouchers, computer records, bid files of contractors and subcontractors (both successful and unsuccessful), original estimates, change order files, general ledger entries, payment vouchers and documentation of business entertainment expenses pertaining to the services hereunder for the purposes of auditing and verifying that the charges or costs presented by BUILDER to BUYER for payment are in accordance with this Contract, or for any other reasonable purpose. However, in no event shall BUYER have the right to audit the composition of any lump sum prices, percentage overlays or fixed sums. BUYER's representatives shall have the right to reproduce any of the aforesaid documents for a period of two (2) years after the completion and acceptance or termination of the work, or the fulfillment of any warranty obligations arising under this Contract, whichever is later.

         BUILDER shall ensure that any subcontract entered into in accordance with the terms of this Contract confers upon the BUYER the same audit rights in relation to such contractor or subcontractor as are conferred upon BUYER by this provision.

                                               ARTICLE XXVI - PUBLICITY RELEASES

         BUILDER and its suppliers and subcontractors if any, shall not reveal to others, except as required by law, through literature, brochures, or other types of publicity releases any information regarding the work or its activities or participation hereunder, without prior written approval from BUYER. The content of any releases shall be approved in writing in advance by BUYER.




         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed effective the day and year first above written.


SANTA FE INTERNATIONAL                  PPL SHIPYARD PTE. LTD.
         CORPORATION
         (BUYER)                                   (BUILDER)



By:                                     By:
   -----------------------------            ---------------------------
Name:  C. Stedman Garber, Jr.           Name:         Ong Tian Khiam

Title: President                        Title:       Managing Director

Witness:                                Witness:
        ------------------------                 ----------------------

Date Signed:                            Date Signed:
            --------------------                    -------------------

                                                                     EXHIBIT "A"


                      SCHEDULE OF LABOUR AND MATERIAL RATES


1.     GENERAL CONDITIONS & NOTES

       All of the rates and charges set forth in this Exhibit "A" shall be discounted by fifteen percent (15%) for the first two Vessels constructed by the Builder for the Buyer. Thereafter the rates and charges shall be as mutually agreed but shall in no event be greater than Builder's current standard rates and charges less a fifteen percent (15%) discount.

       SHIPYARD'S PERSONNEL - EXPLANATORY NOTES

       1.1 The daily rate shall only apply to personnel working in the Shipyard. In the event when the Buyer requires personnel to work outside of Singapore, the rate shall be discussed.

       1.2 All personnel's rates are based on the labour law of Singapore and are subject to changes which arise directly from changes stipulated in the labour law.

       1.3 The minimum hire period shall be 8 normal working hours per day for Skilled and Unskilled Labour.

              NORMAL WORKING DAY

              Monday to Friday

              0800 hr      -     1200 hr
              1200 hr      -     1300 hr  (Lunch)
              1300 hr      -     1700 hr

              For any time spent working on instruction outside of the standard normal hours, the following rates shall be applied:

              a.  OVERTIME

                  1700 hr  -   2100 hr          Charge at 1.5 times
                  2100 hr  -   2400 hr          Charge at 2.0 times
                  0000 hr  -   0800 hr(next day)Charge at 3.0 times


                            EXHIBIT "A" - Page 1 of 6

              b.  SATURDAY

                  0800 hr  -   1200 hr              ) Charge at normal time

                  1200 hr  -   1300 hr (Lunch)      ) Charge at 1.5 times of
                  1300 hr  -   1700 hr              ) normal rate

                  1700 hr  -   2100 hr              ) Charge at 2.0 times of
                                                    ) normal rate

                  2100 hr  -   0800 hr (next day)   ) Charge at 3.0 times of
                                                    ) normal rate

              C.  SUNDAY/PUBLIC HOLIDAYS

                  0800 hr  -   1200 hr              ) Charge at 2.0 times of
                  1200 hr  -   1300 hr (Lunch)      ) normal rate
                  1300 hr  -   1700 hr              )

                  1700 hr  -   And above (next day)         ) Charge at 3.0
                                                            ) times of
                                                            ) normal rate

       1.4 The rates shall be applied from the time the personnel is committed to the work or service until released, including mobilization, standby or demobilisation.

       1.5 Where labour supply exceeds six (6) men, a supervisor shall be required. This supervisor shall take instructions from the Buyer and the Buyer shall be responsible for any work carried out by the labour supplied.

       1.6 A levy of S$30.00 per day per man will be imposed in the event the Buyer engages any services or hires any equipment from outside the shipyard which the Builder is able to provide.

                         SCHEDULE OF RATES FOR PERSONNEL

       CATEGORY                                                            HOURLY RATE (S$)
       --------                                                            ----------------
A)     MANAGEMENT:
       1.     Superintendent / Engineer                                         90.00

B)     SUPERVISORY:
       1.     Safety Officer / Fireman                                          45.00
       2.     Technician                                                        45.00
       3.     Draughtsman                                                       45.00


                            EXHIBIT "A" - Page 2 of 6

       4.     Q.C. Technician                                                   45.00
       5.     Foreman (All Trades)                                              45.00
       6.     Assistant Engineer                                                60.00

C)     SKILLED LABOUR :
       1.     Welder                                                            30.00
       2.     Pipe Fitter / Steel Fitter                                        30.00
       3.     HVAC Fitter                                                       30.00
       4.     Mechanical Fitter                                                 30.00
       5.     Electrician                                                       30.00
       6.     Machinist                                                         30.00
       7.     Crane Operator                                                    30.00
       8.     Fork-Lift Driver                                                  30.00
       9.     Watchman                                                          30.00
       10.    Carpenter                                                         30.00
       11.    Painter                                                           30.00
       12.    Cutter                                                            30.00
       13.    Material Handler                                                  30.00
       14.    Sandblaster                                                       30.00
       15.    Rigger / Stager                                                   30.00
       16.    Store-Keeper                                                      30.00
       17.    Store Assistant                                                   20.00

D)     UNSKILLED LABOUR :
       1.     General Worker / Helper                                           18.00
       2.     Cleaner                                                           18.00
       3.     Grinder                                                           18.00
       4.     Oiler                                                             18.00

NOTE: ANY TRADESMAN NOT SPECIFIED IN THIS SCHEDULE OF RATES SHALL BE QUOTED SEPARATELY ON REQUEST.

1.     GENERAL CONDITIONS & NOTES

        EQUIPMENT - EXPLANATORY NOTES

       1.1 In the event of a necessity to hire any equipment from an outside source, all mobilisation and demobilisation costs shall be for the Buyer's account.

       1.2 Should any specialist or extra piece of equipment be required to be hired in for an operation on Rental Rate, such costs shall be recoverable from the Buyer at cost plus fifteen percent (15%) service.


                            EXHIBIT "A" - Page 3 of 6

       1.3 The equipment's rates quoted are inclusive of all fuel and refueling, spare parts, maintenance, consumable, use of existing slings and shackles (if available).

       1.4    Except where otherwise specified, all rates exclude operators.

       1.5    Minimum hire period shall be four (4) hours unless specified.

       1.6 The Rates shall be applied from the time the equipment is committed to the work or service until released.

       1.7 All prices quoted are for work to be carried out within Builder's premises only.

       1.8 All cut-off/remnant/etc. of steel materials generated from all repair/modification/ conversion works shall be for Builder's property. Builder shall be responsible to clear off such steel materials.

       1.9    All prices quoted are based on Normal Working Hours:

              Monday to Friday      :       0800 - 1200 Hr
                                            1200 - 1300 Hr (Lunch)
                                            1300 - 1700 Hr

              Saturday              :       0800 - 1200 Hr

SCHEDULE OF RATES FOR CRANES

       DESCRIPTION                          CAPACITY              HOURLY RATE (S$)
       -----------                          --------              ----------------
Type of Cranes:

Crawler / Truck Crane                       20 - 50 Ton                200.00

Link Belt Crawler Crane                     80 - 100 Ton               300.00

Link Belt Crawler Crane                     150 Ton                    600.00

Manitowoc Crawler Crane                     200 Ton                    1,000.00

Manitowoc Crawler Crane                     350 Ton                    1,250.00

Manitowoc Platform Ringer                   600 Ton                    On Application

NOTE:  ALL OVERTIME ON CRANES WILL BE CHARGED AT FLAT HOURLY RATE.


                            EXHIBIT "A" - Page 4 of 6

                         SCHEDULE OF RATES FOR EQUIPMENT

       TYPE OF EQUIPMENT                                      DAILY RATE (S$)
       -----------------                                      ---------------

Air Compressor (Portable) - Diesel Driven
       125 cfm                                                      70.00
       250 cfm                                                     225.00
       600 cfm                                                     360.00
       600 cfm (electric)                                          300.00

Welding Set
       Welding Transformer / Rectifier                              60.00

Fork-Lift
       Above 3.5 Ton                                               260.00
       Up to 3.5 Ton                                               195.00

Gensets:
       350 Kva (excluding supply of diesel)                        450.00

Low Loader:                                                        420.00

                                  YARD SERVICES

1.     Harbour Tug Services (between 200 to 350 HP):

       Per Call:           a.    Mobilisation                   :    S$150.00
                           b.    Demobilisation                 :    S$150.00
                           c.    In operation (per tug per hr)  :    S$150.00
                           d.    Minimum operating charge       :    S$450.00

2.     Wharfage Per Day:
                                                              Wharf-Front           Shore-Line
                                                              -----------           ----------

       a.     Jack-Up Rig / Accommodation Unit                S$1,000.00            S$350.00

       b.     Semi-Submersible                                S$1,350.00

       c.     Ship/Tugboat                                    S$5.00/m length of LOA per day
                                                              (minimum charge of S$500/day)

       d.     Barge                                           S$4.00/m length of LOA per day
                                                              (minimum charge of S$400/day)


                            EXHIBIT "A" - Page 5 of 6

3. Loading and unloading of cargo/equipment/etc.: S$100/truck (within the yard) charges (alongside PPL's wharf or within to a maximum of S$1,000/day the yard)

4.     Mooring and Unmooring
       a.     Jack-Up Rig                                     :S$800.00/moor or unmoor
       b.     Semi-Submersible / Ship                         :S$800.00/moor or unmoor
       c.     Barge                                           :S$400.00/moor or unmoor

5.     Water Supply :
       a.     Fireline                                        :S$100.00/hose per day
       b.     Fresh Water (below 200 m.ton per month):         S$7.50/m.ton
                                 (above 200 m.ton per month)  :S$10.00/m.ton
       c.     Labour Charges for connection and               :S$300.00/operation
              disconnection of hose.

6.     Electricity Supply :
       a.     Shore power for 50 Hz only                      :S$0.80/kwh
       b.     Labour Charges for connection/
              disconnection of cable                          :S$500/operation

                                  YARD SERVICES

7.     Gas Free :

       a.     Government Chemist                              :Cost + 15% service charge
       b.     Shipyard Safety Personnel                       :S$200/day

8.     Garbage Disposal                                       :S$200/day

9.     General Gate Security                                  :S$50/man per day

10.    Spacer Barge (PPL's own spacer barge)                  :S$150/day

11.    Gangway                                                :S$100/day

12.    Storage Per Month:

       a.     Ordinary open space                             :S$4.00/sq.m.
       b.     Open hard-core area                             :S$5.00/sq.m.
       c.     Open hard-core area c/w gantry crane            :S$6.00/sq.m.
       d.     Covered workshop                                :S$7.00/sq.m.
       e.     Warehouse                                       :S$25.00/sq.m.
       f.     Office space                                    :S$43.00/sq.m.


                                ------ END ------


                            EXHIBIT "A" - Page 6 of 6

                                                                     EXHIBIT "B"

                                             PROTOCOL OF DELIVERY AND ACCEPTANCE
                                                             FOR HULL NO. (2001)


KNOW ALL MEN BY THESE PRESENTS:

         That PPL SHIPYARD PTE. LTD., ("BUILDER") has constructed and sold and by these presents does grant, convey and deliver to _________________________ ("BUYER") all right, title, and interest to the jack-up drilling vessel bearing BUILDER'S HULL NO. 2001 (the "Vessel") pursuant to a Contract for the Construction and Sale of One Jack-Up Drilling Unit, effective (MM DD YY), as currently amended, and all schedules thereto (the "Contract") and that the undersigned, as a duly authorized representative of BUYER, does hereby on its behalf accept delivery of the Vessel as aforesaid, subject to the following.

         Nothing contained in this document shall in any way affect, diminish, impair or prejudice any of the obligations, undertakings, guarantees, warranties or liabilities of BUILDER pursuant to the provisions of the Contract, as currently amended, which are applicable after delivery.

         Signed at __________________________________________________
at________________hours on _____________________, 20__.

PPL SHIPYARD PTE. LTD.
         (BUILDER)                          -------------------------------
                                                              (BUYER)

By:                                         By:
         ------------------------                    ------------------------
Name:                                       Name:
         ------------------------                    ------------------------

Title:                                      Title:
         ------------------------                    ------------------------

Witness:                                    Witness:
         ------------------------                    ------------------------


                            EXHIBIT "B" - Page 1 of 1

                                                                   EXHIBIT "C-1"

                                                                     IRREVOCABLE
                                                       STAND-BY LETTER OF CREDIT

                      NO.
                          ---------------------------------

Santa Fe International Corporation
5420 LBJ Freeway
Suite 1100
Dallas, TX 75240-2648

Dear Sirs:

         We hereby establish this Irrevocable Stand-by Letter of Credit in your favor in connection with the Contract for the Construction and Sale of One Jack-Up Drilling Unit, Hull No. 2001, effective February 1, 2001, between PPL Shipyard Pte. Ltd. and you for the account of PPL Shipyard Pte. Ltd. up to the aggregate amount of Seven Million Two Hundred Thirty-Six Thousand Nine Hundred Fifty United States Dollars (U.S.$7,236,950) available for payment against your draft marked with the above credit number accompanied by a certificate (the "Default Certificate") signed by you reading as follows:

         "Pursuant to your Letter of Credit No. (#####) dated (MM DD YY), in favor of Santa Fe International Corporation ("Buyer"), we hereby certify that the amount of the attached draft ($$$$$) is due and payable to Buyer in connection with the Contract for the Construction and Sale of One Jack-Up Drilling Unit, Hull No. 2001, effective February 1, 2001."

         The expiry date ("Expiry Date") of this Letter of Credit shall be February 15, 2004, or the 380th day after the actual date of delivery and acceptance of the Drilling Unit, whichever is the earlier, provided that if the 380th day after the actual date of delivery and acceptance of the Drilling Unit does not occur by January 15, 2004, and PPL Shipyard Pte. Ltd. has not obtained an extension of this Stand-by Letter of Credit, you may consider the full amount of this Stand-by Letter of Credit to be due and payable. The evidence of actual date of delivery and acceptance of the Drilling Unit shall be by means of presentation of the signed and dated PROTOCOL OF DELIVERY AND ACCEPTANCE as attached hereto.

         We hereby agree with the drawers, endorsers and bonafide holders of all drafts drawn under and in compliance with the terms of this Stand-by Letter of Credit that such drafts will be duly honored upon presentation to drawee on or before the Expiry Date at our offices located at _________________________,


                           EXHIBIT "C-1" - Page 1 of 2

U.S.A. Partial draws are allowed with total drawings not to exceed the aggregate amount of this Letter of Credit.

         Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (hereinafter called the "UCPDC") and shall be supplementally governed by the laws of New York, U.S.A. to the extent that they do not conflict with the UCPDC.



                           EXHIBIT "C-1" - Page 2 of 2

                                                                   EXHIBIT "C-2"




                                    ON DEMAND
                                PERFORMANCE BOND



This AGREEMENT is made the         day of February, 2001 BETWEEN [
SURETY        ] having its registered office at [                             ]
(hereinafter called the "SURETY") of the one part and SANTA FE INTERNATIONAL CORPORATION of Two Lincoln Centre, Suite 1100, 5420 LBJ Freeway, Dallas, TX 75240-2648, U.S.A., its assigns and successors in law (hereinafter called the "BENEFICIARY") of the other part.

WHEREAS this Agreement is made pursuant to an agreement dated on or about February 1, 2001 (hereinafter called "the Contract") made between PPL SHIPYARD PTE LTD of 21 Pandan Road, Singapore 609273 (hereinafter called "the BUILDER") of the one part and you of the other part whereby the BUILDER has agreed to execute and complete the construction and sale of one Jack-up Drilling Unit (Hull No. 2001) ("the Contract Works") for the sum of approximately Seventy-Two Million Three Hundred Sixty-Nine Thousand Five Hundred United States Dollars (US$72,369,500).

AND WHEREAS we have agreed to guarantee the due performance of the Contract in the manner specified herein.

NOW WE HEREBY AGREE with you as follows:

1. In consideration of you not insisting on the BUILDER paying a security deposit for the Contract, we hereby irrevocably and unconditionally undertake, covenant and firmly bind ourselves to pay to you on first demand and without prior recourse to the BUILDER any sum or sums which from time to time may be demanded by you up to a maximum aggregate of Seven Million Two Hundred Thirty-Six Thousand Nine Hundred Fifty United States Dollars (US$7,236,950) ("the Said Sum").

2. Should you notify us in writing, at any time prior to the expiry of this Bond, by notice purporting to be signed for and on your behalf that you require payment to be made of the whole or any part of the Said Sum, we irrevocably and unconditionally agree to pay the same to you immediately on demand (and in any case not later than one hundred and twenty (120) hours after the receipt of any demand) without further reference to the


                           EXHIBIT "C-2" - Page 1 of 4

          BUILDER and notwithstanding any dispute or difference which may have arisen under the Contract or any instruction which may be given to us by the BUILDER not to pay the same.

3. We hereby confirm and agree that we shall be under no duty or responsibility to inquire into:

          3.1  the reason or circumstances of any demand hereunder, or

4. 3.2 the respective rights, obligations and/or liabilities of yourselves and the BUILDER under the Contract, or

          3.3 the authenticity of your notice or the authority or entitlement of persons signing such notice,

          but that we shall be entitled to and shall rely upon any written demand by you hereunder.

4. Any payment to be made by us hereunder shall be made without any set-off, deduction or counterclaim whatsoever.

5. We confirm and agree that except only in the clear case of established fraud, no party shall be entitled to enjoin or restrain you from making any call or demand on this Bond or receiving monies under this Bond or enjoin or restrain us from making payment under the Bond on any other ground.

6. We agree that our liability hereunder shall not be discharged, affected or impaired in any way by reason of any modification, amendment or variation in or to any of the conditions or provisions of the Contract or the Contract Works (whether without our consent or otherwise) or by reason of any breach or breaches of the Contract by the BUILDER, whether the same are made with or without our knowledge or consent. We further agree that no invalidity in the Contract nor its avoidance, suspension or termination shall discharge, affect or impair our liability hereunder and that no waiver, compromise, indulgence or forbearance, whether as to time, payment, performance or any other matter afforded by you to the BUILDER under the Contract, shall discharge, affect or impair our liability hereunder.

7. We confirm that this Bond is irrevocable, that our liability hereunder shall be a continuing liability notwithstanding any change in the constitution or organisation of the BUILDER and that this Bond shall remain in full force and effect until the first to happen of the following events:

          7.1 the original of this Bond is returned by you to us at our address aforesaid; or


                           EXHIBIT "C-2" - Page 2 of 4

          7.2 expiry of this Bond as hereinafter provided.

8. This Bond shall expire as to any undrawn portion of the Said Sum at the close of banking business on the day which is fifteen (15) calendar days after the expiry of the full warranty period specified under the Contract. Notification of demand for payment may be presented to us at any time prior to expiry of the Bond. "Undrawn Portion" shall mean the Said Sum less the aggregate amount which shall have been the subject of notification by you of your demand for payment as hereinbefore provided.

9. The BENEFICIARY may, without the consent of either the SURETY or the BUILDER, assign this Bond to any of its parent, holding, affiliated or successor companies. The Beneficiary may, subject to the consent of the SURETY, not to be unreasonably withheld, assign this Bond to any third party to whom it assigns the Contract.

10. Terms used herein shall, unless the context otherwise requires, have the meanings ascribed to them in the Contract.

11. The costs and expense of procuring and stamping the Bond shall be borne by the BUILDER.

12. This Bond shall be governed by and construed in accordance with the laws of Singapore and we hereby agree to submit to the jurisdiction of the Courts of Singapore.

13. The SURETY hereby declares, confirms and warrants that under its constitution and the applicable laws and regulations of Singapore, it has the necessary power and authority and all necessary authorizations, approvals and consents thereunder including those of all governmental and regulatory authorities all of which have been obtained to enable the SURETY to enter into, execute, deliver and perform the obligations undertaken by the SURETY under this Bond and the signatory(ies) to this Bond is/are the SURETY's duly authorized officer(s) and the obligations on the SURETY's part contained in this Bond are valid and legally binding on and enforceable against the SURETY under the laws of Singapore.

14. The SURETY further confirms it is not necessary or advisable under the laws of Singapore in order to ensure the legality, enforceability and priority of this Bond or of any part thereof, that this Bond be filed, registered or recorded in any public office or elsewhere or that any other instrument relating thereto be executed, delivered, filed, registered or recorded, that any tax or duty be paid or that other actions be taken.


                           EXHIBIT "C-2" - Page 3 of 4

IN WITNESS WHEREOF we have executed this Bond and affixed our common seal hereunto on the date and year first above written.




The Common Seal of   [             ]                          )
                                                              )
was hereunto affixed in the presence of:-                     )




----------------------------------
Director




----------------------------------
Director/Secretary


                           EXHIBIT "C-2" - Page 4 of 4

                                                                     EXHIBIT "D"

                                                         CONTRACT SPECIFICATIONS



                                  SEE ATTACHED.



                          EXHIBIT "D" - Page 1 of _____

                                   EXHIBIT "E"

                             CONTRACT DRAWINGS LIST

The Contract Plans that form a part of these Specifications are as follows:

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
7126-J-001-1                  0             General Arrangement - Outboard
                                            Profile

7126-J-010                    0             Inner Bottom Tank Arrangement

7126-J-011                    0             General Arrangement - Machinery Deck
                                            6'-0" A.B.L.

7126-J-012                    0             General Arrangement - Machinery Deck
                                            18'-6" A.B.L.

7126-J-013-1                  0             General Arrangement - Top Deck Plan

7126-J-013-2                  0             General Arrangement - Main Deck

7126-J-014                    0             General Arrangement - Drill Floor
                                            and Cantilever Beam Pipe Rack

7126-J-015                    0             General Arrangement - Cantilever
                                            Beam Cellar Deck and Mud Processing
                                            Area

7126-J-016                    P             Primary Structure Plan

7126-J-020                    0             General Arrangement Quarters - Sht 1
                                            & 2

7126-J-030                    P             Lines Plan

7126-J-100-1                  P             Scantling Plan - Main Deck

7126-J-100-2                  P             Scantling Plan - 18'-6" Flat

7126-J-100-3                  P             Scantling Plan - Inner Bottom


                            EXHIBIT "E" - Page 1 of 7

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
7126-J-100-4                  P             Scantling Plan - Bottom Plating

7126-J-101-1                  P             Scantling Plan - Transverse Sections
                                            - Frames 2A to 10A

7126-J-101-2                  P             Scantling Plan - Transverse Sections
                                            - Frames 11 to 22

7126-J-101-3                  P             Scantling Plan - Transverse Sections
                                            - Frames 23 to 28, 30, 31, and Side
                                            Shell

7126-J-102                    P             Scantling Plan - Longitudinal
                                            Bulkheads

7126-J-103                    P             Scantling Plan - Longitudinal
                                            Girders

7126-J-104-1                  P             Scantling Plan -Leg Well Modules

7126-J-104-2                  P             Scantling Plan -Leg Well Modules

7126-J-106-1                  P             Dry Tow Strong Boxes

7126-J-106-2                  P             Dry Tow Strong Boxes

7126-J-120-1                 P1             Crane Foundations - Sea Trax 6032 -
                                            Crane No. 1 & Details

7126-J-120-2                 P1             Crane Foundations - Sea Trax 7232 -
                                            Crane No. 2 & Details

7126-J-120-3                 P1             Crane Foundations - Sea Trax 6032 -
                                            Crane No. 3 & Details

7126-J-130-1                 P2             Scantling Plan - Quarters

7126-J-130-2                 P2             Scantling Plan - Quarters

7126-J-130-3                 P2             Scantling Plan - Quarters

7126-J-130-4                 P2             Scantling Plan - Quarters

7126-J-131-1                  P             Structural Plan - Heliport


                            EXHIBIT "E" - Page 2 of 7

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
7126-J-131-2                  P             Heliport - Details and Sections

7126-J-131-3                  P             Heliport - Details and Sections

7126-J-140-1                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-2                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-3                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-4                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-5                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-6                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-7                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-8                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-140-9                  P             Scantling Plan - Substructure and
                                            Cantilever Beams

7126-J-141-1                  P             Drill Floor Structure

7126-J-141-2                  P             Drill Floor Structure

7126-J-142-1                  P             Cantilever Support, Guides and
                                            Securing Arrangement

7126-J-142-2                  P             Cantilever Support, Guides and
                                            Securing Arrangement


                            EXHIBIT "E" - Page 3 of 7

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
7126-J-142-3                  P             Cantilever Support, Guides and
                                            Securing Arrangement

7126-J-142-4                  P             Cantilever Support, Guides and
                                            Securing Arrangement

7126-J-142-5                  P             Cantilever Support, Guides and
                                            Securing Arrangement

7126-J-143                    P             Cantilever Bearing Plates

7126-J-144                    P             Cantilever Beam Drilling Clamp

7126-J-150                    P             Leg Structure

7126-J-151-1                  P             59'-0" Diameter Can

7126-J-151-2                  P             59'-0" Diameter Can

7126-J-151-3                  P             59'-0" Diameter Can

7126-J-160-1                  P             Framing Below Jack Foundation and
                                            Lower Guide

7126-J-160-2                  P             Framing Below Jack Foundation and
                                            Lower Guide

7126-J-161                    P             Jack Foundation Bracing

7126-J-162                    P             Pump Tower and Leg Jetting Piping

JU2-S312-03                   0             Innerbottom Tanks - Access
                                            Fiberglass Stairways

JU2-S327-01                   P             JU-2000 Conductor Tensioning
                                            Platform Structure and Details
                                            (Sheets 1-6)

JU2-S327-03                   P             JU-2000 Conductor Tensioner Access
                                            Removable Panel Walkways (Sheets
                                            1-4)


                            EXHIBIT "E" - Page 4 of 7

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
JU2-S327-04                   P             JU-2000 Upper Sliding Walkways
                                            Structure and Details

JU2-S327-05                   P             JU-2000 Aft Hinge Panels for
                                            Conductor Tension Unit

JU2-S327-06                   P             JU-2000 Wellhead Support Beams

JU2-01002-01                  0             Proposed Central Treated Water
                                            Cooling System Concept

JU2-P401-01                   0             Piping Diagram - Sea Water Piping
                                            Schematic

JU2-P401-02                   0             Burner Boom Water Curtain Piping
                                            Schematic

JU2-P402-01                   0             Potable water Piping Schematic

JU2-P402-02                   0             Potable Water (Quarters) Piping
                                            Schematic - Shts 1-4

JU2-P403-01                   0             Spud Can and Leg Jetting Piping
                                            Schematic

JU2-P404-01                   0             Piping Diagram - Quarters Sanitary
                                            Piping Schematic Shts 1&2

JU2-P405-01                   0             Fuel Oil Piping Schematic

JU2-P407-01                   0             Brake Cooling Unit Piping System
                                            Schematic

JU2-P408-01                   0             Brine Piping Schematic

JU2-P408-02                   0             Base Oil Piping Schematic

JU2-P409-01                   0             Preload Supply and Dump Piping
                                            Schematic

JU2-P410-01                   0             Bilge and Stripping Piping Schematic
                                            Shts 1&2

JU2-P411-01                   0             Piping Diagram - Drill Water Piping
                                            Schematic

JU2-P411-02                   0             Pressure Washdown Piping Schematic

JU2-P412-01                   0             Compressed Air Piping Schematic Shts
                                            1&2


                            EXHIBIT "E" - Page 5 of 7

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
JU2-P413-01                   0             Bulk Mud and Cement Piping Schematic

JU2-P414-01                   0             Chilled Water (Quarters) Piping
                                            System Schematic

JU2-P415-01                   0             Piping Diagram - H.P. Mud & Cement
                                            Piping Schematic Shts 1&2

JU2-P416-01                   0             Low Pressure Mud Piping Schematic
                                            Shts 1&2

JU2-P417-01                   0             Lube Oil and Dirty Oil Piping System
                                            Schematic

JU2-P418-01                   0             Piping Diagram - L.P. Mud Processing
                                            System Schematic

JU2-P419-01                   0             Vents and Sounding Tubes Piping
                                            Schematic

JU2-P420-01                   0             Firemain (Hull) System Piping
                                            Schematic Shts 1-3

JU2-P420-02                   0             Firemain (Quarters) System Piping
                                            Schematic Shts 1&2

JU2-P423-01                   0             Breathing Air Piping Schematic Shts
                                            1&2

JU2-P424-01                   0             Piping Diagram - Firefighting Foam
                                            Piping System Schematic

JU2-P430-01                   0             Quarters Sprinkler System Piping
                                            Schematic Shts 1-3

JU2-P431-01                   0             Hydraulic Piping System ( BOP and
                                            Diverter)

JU2-P432-01                   0             Well Test/ Flare Boom Piping
                                            Schematic

JU2-P436-01                   0             Discharge Drain Oil/Water (Hull
                                            Pollution Drains)

JU2-P439-01                   1             Piping Diagram - CAT 3516B Engine
                                            Piping System Schematic Shts 1&2


                            EXHIBIT "E" - Page 6 of 7

DRAWING NO.                 ALT.                      TITLE
-----------                 ----                      -----
JU2-P494-01                   0             Lift & Roll Hydraulic Piping
                                            Schematic

STD-01003-01                  0             Substructure Lift & Roll Guidance
                                            Layout

JU2-E601-01                   0             Over-all One Line Diagram

JU2-E601-02                   0             Schematic 480V, 3ph, 60Hz Main
                                            Switchboard Shts 1-6

JU2-E601-03                   0             Ventilation MCC, 480V, 3ph, 3W, 60Hz

JU2-E601-04                   0             Drilling MCC 480V, 3ph, 60Hz Shts
                                            1&2

JU2-E601-05                   0             Schematic, Emergency Switchboard

JU2-E601-06                   0             208/120V, 3ph, 4W, 60Hz Main
                                            switchboard

JU2-E601-07                   0             Schematic & Arrgt, 600V Generator
                                            Power & Control


                            EXHIBIT "E" - Page 7 of 7